UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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JETBLUE AIRWAYS CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JETBLUE AIRWAYS CORPORATION

27-01 Queens Plaza North

Long Island City, New York 11101

April 4, 2018

To our Stockholders:

It is our pleasure to invite you to attend our 2018 annual meeting of stockholders of JetBlue Airways Corporation, on Thursday, May 17, 2018 at 10 a.m., Eastern Time. This year’s annual meeting will again be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/jblu2018. You will be able to vote your shares electronically and ask questions online during the meeting by logging in using the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

The following notice of annual meeting of stockholders outlines the business to be conducted at the virtual annual meeting. Only stockholders of record at the close of business on March 23, 2018 will be entitled to notice of and to vote at the virtual annual meeting. Further details about how to attend the meeting online and the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2017 Annual Report. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2017 Annual Report, and a form of proxy card or voting instruction card. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

Your vote is important. Regardless of whether you attend the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Additionally, if you attend the virtual annual meeting, you may vote your shares at the meeting via the Internet even if you previously voted your proxy. Voting online or by phone, by written proxy or by voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

Very truly yours,

Robin Hayes

Chief Executive Officer, President and Director

On behalf of the Board of Directors of JetBlue Airways Corporation

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JETBLUE AIRWAYS CORPORATION

27-01 Queens Plaza North

Long Island City, New York 11101

Notice of Annual Meeting
of Stockholders

To be held on May 17, 2018

10:00 a.m. (Eastern Time)

via the Internet at www.virtualshareholdermeeting.com/jblu2018.

This notice of annual meeting, proxy statement and form of proxy for JetBlue Airways Corporation (“JetBlue” or the “Company”) are being distributed and made available on or about April 4, 2018.

Time and Date

10 a.m., Eastern Time, on Thursday, May 17, 2018

Place

Online at www.virtualshareholdermeeting.com/jblu2018

Items of Business

Management Proposals

1.	To elect the nine directors named in this proxy statement
2.	To ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2018
3.	To approve, on an advisory basis, the Company’s executive compensation (“say on pay” vote)
4.	Such other business as may properly come before the meeting

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date

You are entitled to vote only if you were a JetBlue stockholder as of the close of business on March 23, 2018.

By order of the Board of Directors

James G. Hnat

General Counsel and Corporate Secretary

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Voting

Your vote is very important. Regardless of whether you plan to virtually attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the Annual Meeting and Voting beginning on page 6 of the proxy statement.

Virtual Meeting Admission

Stockholders of record as of March 23, 2018, will be able to participate in the annual meeting by visiting our annual meeting website www.virtualshareholdermeeting.com/jblu2018. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:50 a.m., Eastern Time. Please allow ample time for the online check-in procedures.

Annual Meeting Website and Pre-Meeting Forum

The online format used by JetBlue for the annual meeting also allows us to communicate more effectively with you. Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website at www.proxyvote.com. Stockholders can also access copies of our proxy statement and annual report at the annual meeting website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2018

The notice of annual meeting, the proxy statement and our fiscal year 2017 annual report are available on our website at http://investor.jetblue.com. Additionally, in accordance with Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

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2018 Proxy Statement – Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

(see pages 6-9)

Meeting:	Annual Meeting of Stockholders
Date:	May 17, 2018
Time:	10:00 a.m. (Eastern Time)
Place:	Via the Internet at www.virtualshareholdermeeting.com/ jblu2018

Record Date: March 23, 2018

Stock Symbol: JBLU

Exchange: NASDAQ

Common Stock Outstanding as of Record Date: 317,568,686

Registrar & Transfer Agent: Computershare Trust Company, N.A.

State of Incorporation: Delaware

Corporate Headquarters: 27-01 Queens Plaza North, Long Island City, NY 11101

Corporate Website: www.jetblue.com

Investor Relations Website: http://investor.jetblue.com

2019 Annual Meeting Deadline for Stockholder Proposals: December 5, 2018

EXECUTIVE COMPENSATION

(begins on page 28)

CEO: Robin Hayes (age: 51, tenure as CEO 3 years)

CEO 2017 Total Direct Compensation: $3,125,800

Base Salary:	$565,000
Annual Incentive Bonus:	$310,800
Long-Term Equity:
● RSUs granted for 2017 performance	$1,000,000
● PSUs granted for 2017-2019 performance period	$1,250,000

Employment Agreement: Yes (through July 31, 2021)

Clawback Policy: Yes

Tax Gross Up Policy: No new agreements with tax gross ups for senior management since 2013

Stock Ownership Guidelines:

●	Executives: At end of 2017, 6x base salary for CEO, 2x base salary for other named executive officers (previously, 3x base salary for CEO and 1x base salary for EVPs)
●	Board of Directors: Directors hold until retirement

GOVERNANCE

Director Nominees: 9

●	One management-employee
●	Eight independent

Director Term: One year

Election Standard for Director Election: Majority of votes cast

Supermajority Vote Requirements: No

Board Meetings in 2017: Five

Standing Board Committees (Meetings in 2017):

●	Audit Committee: Nine
●	Compensation Committee: Six
●	Corporate Governance & Nominating Committee: Four
●	Airline Safety Committee: Four

Proxy Access: 3/3/20/25 standard adopted by the Board of Directors in 2018

ITEMS OF BUSINESS:

1.	Election of Directors
2.	Ratification of Appointment of Independent Registered Public Accounting Firm (Ernst & Young LLP)
3.	Approval, on an advisory basis, of the compensation of our named executive officers
4.	Such other business as may properly come before the meeting.

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PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

We are making this proxy statement available to you on or about April 4, 2018 in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the JetBlue Airways Corporation 2018 annual meeting of stockholders. At JetBlue and in this proxy statement, we refer to our employees as crewmembers. Also in this proxy statement, we sometimes refer to JetBlue as the “Company,” “we” or “us,” and to the 2018 annual meeting of stockholders as the “annual meeting.” When we refer to the Company’s fiscal year, we mean the annual period ending on December 31 of the stated year. Information in this proxy statement generally refers to our 2017 fiscal year, which was from January 1 through December 31, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the record date?

The record date (the “Record Date”) for the annual meeting is March 23, 2018. On the Record Date, there were 317,568,686 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the annual meeting and any postponement(s) or adjournments thereof. Holders of shares of common stock as of the record date are entitled to cast one vote per share on all matters.

What is a difference between holding shares as a holder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank, broker-dealer or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a bank, broker or other nominee.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record (also known as a “registered holder”). As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote via the Internet at the annual meeting. Whether or not you plan to attend the annual meeting via the Internet, please complete, date and sign the enclosed proxy card and provide specific voting instructions to ensure that your shares will be voted at the annual meeting.

Beneficial Owner

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are considered the beneficial owner of shares held “in street name,” and the notice of the annual meeting is being forwarded to you by that organization, which is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct your nominee holder on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. To obtain such proxy, you must make a special request to your brokerage firm, bank, broker-dealer or other nominee holder. If you do not make this request, you can still vote by completing your proxy card and delivering the proxy card to your nominee holder; however, you will not be able to vote online during the annual meeting.

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How do I vote

Registered holders may vote:

●	By Internet: go to www.proxyvote.com;
●	By telephone: call 1-800-690-6903 (toll free); or
●	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending its notice of the Internet availability of proxy materials for the 2018 annual meeting of stockholders (the “Notice”) to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Board encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

How will my shares be voted at the annual meeting if I do not specify on the proxy card how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, your shares will be voted:

●	FOR the election of each of the nine director candidates nominated by the Board of Directors;
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
●	FOR approval, on an advisory basis, of the compensation of our named executive officers; and
●	in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof.

If you are a beneficial owner of shares and do not specify how you want your shares to be voted, your shares may not be voted by the record holder (such as your bank, broker or other nominee) and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the Company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to such record holder as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What can I do if I change my mind after I vote?

Any proxy may be revoked at any time prior to its exercise at the annual meeting. A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the annual meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the annual meeting; (iii) voting again by telephone, by mobile device or over the Internet prior to 11:59 p.m., Eastern Time, on May 16, 2018; or (iv) attending and voting via the Internet at the annual meeting. Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting online during the annual meeting.

What is a quorum?

To carry on the business of the annual meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the annual meeting is a majority of the outstanding common stock of the Company as of the Record Date present in person or represented by proxy. Abstentions and “broker non-votes” (which are explained under “What are broker non-votes?”) are counted as present to determine whether there is a quorum for the annual meeting.

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What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide such record holder with voting instructions on any non-routine matters brought to a vote at the annual meeting. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of appointment of our independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. Non-routine matters include the election of directors (Proposal No. 1) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

What vote is required to adopt each of the proposals?

Proposal 1: Election of Directors

Directors will be elected by a majority of the votes cast at the annual meeting. If a quorum is present, a nominee for election to a position on the Board of Directors will be elected if the number of shares voted “for” that nominee exceeds 50 percent of the number of votes cast with respect to the election of that nominee. However, a director who fails to receive the required number of votes at the next annual meeting of stockholders at which he or she faces reelection is required to tender his or her resignation to the Board and the Board may either accept the resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal.

Proposal 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the advisory vote on executive compensation. The results of this vote are not binding on the Board. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

How do foreign owners vote?

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our Bylaws provide that no shares of our common stock may be voted by or at the direction of non-citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our Bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the Record Date for the annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

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Who pays for soliciting the proxies?

We pay the cost of soliciting the proxies. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians and other fiduciaries. The Company expects the proxy solicitation fees for Morrow Sodali to be $7,500. In addition, our directors, officers and associates may, without additional compensation, also solicit proxies by mail, telephone, email, personal contact, facsimile or through similar methods. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

How can I attend the annual meeting?

The annual meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/jblu2018 and providing your control number. This number is included in the Notice or on your proxy card.

If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the annual meeting, but will not be able to ask questions or vote at the meeting.

If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the annual meeting will be archived at www.virtualshareholdermeeting.com/jblu2018 for at least one year.

Why is this annual meeting virtual only?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and us. We believe that hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of the meeting through an online portal and during the meeting while attending the annual meeting online. Our virtual meeting also enables us to provide non-stockholders the opportunity to listen to our meeting.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101 or by calling us at (718) 286-7900. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Eastern Time), at our principal executive offices at 27-01 Queens Plaza North, Long Island City, New York 11101, by contacting our General Counsel, James Hnat.

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.jetblue.com and in a filing with the SEC on a Form 8-K.

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PROPOSAL 1	TO ELECT DIRECTORS

What am I voting on?

●    Stockholders are being asked to elect nine director nominees for a one-year term

Voting recommendation:

FOR the election of each director nominee. The Board and the Corporate Governance and Nominating Committee believe that each of the nine director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the long-term interests of the stockholders.

Board Composition

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of stockholders, is a top priority of the Board and the Corporate Governance and Nominating Committee. The Board and the Corporate Governance and Nominating Committee believe that different perspectives are critical to a forward-looking and strategic Board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring. When recommending to the Board the slate of director nominees for election at the Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee strives to maintain an appropriate balance of diversity, skills, and tenure on the Board. The Committee focuses on this through an ongoing, year-round process, which includes the annual Board evaluation process described below.

Board Evaluation Process

The Board recognizes that a constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve.

Evaluation Components – Board, Committees, Directors

Under the leadership of the Independent Board Chair, the Corporate Governance and Nominating Committee oversees the Board’s annual evaluation process focused on three components: (1) the Board, (2) Board committees and (3) individual directors. In addition, the Corporate Governance and Nominating Committee regularly discusses Board composition and effectiveness during its committee meetings.

In 2017, to enhance its processes, the Board retained a third party facilitator to assist with its self-evaluation and to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, Board committees and director performance. This process generated comments and discussion at all levels of the Board, including with respect to Board composition and processes and has produced some action items to enhance our governance, including with respect to board materials, onboarding new directors and collaboration.

Director Nominee Selection Process

The Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders. Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm.

The Corporate Governance and Nominating Committee considers a wide range of factors when assessing potential director nominees. This assessment includes a review of the potential nominee’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Committee concludes are pertinent in light of the current needs of the Board. A potential nominee’s qualifications are considered to determine whether they meet the qualifications required of all directors and the key qualifications and experience to be represented on the Board, as described above. Further, the Corporate Governance and Nominating Committee assesses how each potential nominee would impact the skills and experience represented on the Board as a whole in the context of the Board’s overall composition and the Company’s current and future needs.

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Board Candidate Nomination Process

In evaluating and determining whether to nominate a candidate for a position on our Board, the Corporate Governance and Nominating Committee considers, among other criteria, integrity and values, relevant experience, diversity, and commitment to enhancing stockholder value. Candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations from current Board members, stockholders, officers or other recommendations. The Committee reviews all candidates in the same manner regardless of the source of the recommendation.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the provisions of our Bylaws. A stockholder who wishes to recommend a prospective nominee for our Board should notify the Company’s Corporate Secretary in writing at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The notice must set forth certain information specified in the Bylaws about the stockholder and the proposed action. The size of our Board is currently set at ten members. Directors are authorized to fill any vacancy on the Board.

Stockholder-Nominated Director Candidates

In January 2018, the Board of Directors adopted revisions to our Bylaws, putting into place balanced and market-standard proxy access provisions in step with the public companies that have adopted proxy access. We believe that these provisions provide meaningful, effective and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our proxy access provisions permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s common stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws.

Board Membership Criteria

The Board and the Corporate Governance and Nominating Committee believe there are general qualifications that all Directors must exhibit and other key qualifications and experience that should be represented on the Board as a whole, but not necessarily by each individual Director.

Qualifications Required of All Directors

The Board and the Corporate Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, and familiarity with and respect for corporate governance requirements and practices. In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Our Board is composed of a diverse group of leaders in their respective fields. Many of our current directors have leadership experience at major companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience at academic institutions or from the U.S. military which brings unique perspectives to the Board. Further, each of the Company’s directors has other specific qualifications that make him or her a valuable member of our Board, such as financial literacy, talent and brand management, customer service experience and crewmember relations, as well as other experience that provides insight into issues we face.

The Board does not have a specific diversity policy, but considers diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. Diversity is important because the Board believes that a variety of points of view contribute to a more effective decision-making process. When recommending director nominees for election by stockholders, the Board and the Corporate Governance and Nominating Committee focus on how the experience and skill set of each director nominee complements those of fellow director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Board believes that directors should contribute positively to the existing chemistry and collaborative culture among the Board members. The Board also believes that its members should possess a commitment to the success of the Company, proven leadership qualities, sound judgment and a willingness to engage in constructive debate. In determining whether an incumbent director should stand for reelection, the Corporate Governance and Nominating Committee considers, with respect to each nominee, the above factors, as well as that director’s personal and professional integrity, attendance record, preparedness, participation and candor, any additional criteria set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board. Periodically, the Corporate Governance and Nominating Committee reviews the Company’s short- and long-term business plans to gauge what additional current and future skills and experience should be represented on the Company’s Board. The Corporate Governance and Nominating Committee seeks to use the results of the assessment process as it identifies and recruits potential director candidates.

We have heard from some of our stockholders with concerns about the tenure of some of our directors. While we understand their position, we believe that each of our directors continues to add significant value to our Company and our Board. Specifically, we believe that based on their tenure with the Board, our directors have an extensive knowledge of the Company that, in addition to their professional and other experiences, strengthen the Board’s collective knowledge, capabilities and experience as well as its ability to perform its functions. We take our stockholder concerns seriously. Mr. Checketts, a director since 2002, will be stepping down from our Board at the end of his term. We continue to review our Board composition (including its tenure) in light of the Company’s current and future strategy.

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Annual Elections of Directors; Majority Voting Standard

Directors are elected each year, at the Annual Meeting of Stockholders, to hold office until the next annual meeting and until their successors are elected and qualified. Because term limits may cause the loss of experience and expertise important to the optimal operation of the Board, there are no limits on the number of terms a director may serve. However, the Corporate Governance and Nominating Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Pursuant to our Bylaws, the Board will not nominate for election as director any nominee who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection and acceptance of such resignation by the Board of Directors. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) may either accept such director’s resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results.

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2018 Director Nominees

There are currently ten members of our Board of Directors and, assuming the election of all nominees, immediately following the annual meeting the size of our Board of Directors will be set at nine directors. Mr. Checketts, a long-tenured director of JetBlue, is not standing for reelection. The Company thanks Mr. Checketts for his many years of exemplary service to JetBlue.

As discussed in greater detail below, the Board is recommending that you reelect all of the director nominees for a one year term. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated each of Peter Boneparth, Virginia Gambale, Stephan Gemkow, Robin Hayes, Ellen Jewett, Stanley McChrystal, Joel Peterson, Frank Sica, and Thomas Winkelmann, each a current director of the Company, to be elected as a director of the Company to serve on our Board until the 2019 annual meeting of stockholders and until such time as their respective successors have been duly elected and qualified or until his or her earlier death, disability, resignation, retirement, disqualification or removal from office.

Each of the director nominees currently serves on the Board and was elected by the stockholders at the 2017 Annual Meeting of Stockholders. The Board has no reason to believe that any of the nominees named in this proxy statement would be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve as a director if elected, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee. If a quorum is present, a nominee for election to a position on the Board will be elected by a majority of the votes cast at the annual meeting.

Included in each director nominee’s biography below is a description of select key qualifications and experience of such nominee based on the qualifications described above. The Board and the Corporate Governance and Nominating Committee believe that the combination of the various qualifications and experiences of the director nominees would contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

The Board of Directors unanimously recommends that Stockholders vote “FOR” each nominee.

Nominees for Director

Name	Age	Position(s) with the Company	Director Since	Independent (Y/N)	Standing Committee Memberships
Peter Boneparth	58	Director	2008	Y	Audit
Virginia Gambale	58	Director	2006	Y	Audit, Compensation
Stephan Gemkow	58	Director	2008	Y	Compensation
Robin Hayes	51	President, CEO & Director	2015	N	Airline Safety
Ellen Jewett	59	Director	2011	Y	Audit
Stanley McChrystal	63	Director	2010	Y	Airline Safety, G&N
Joel Peterson	70	Chair of the Board	1999	Y	G&N
Frank Sica	67	Vice Chair of the Board	1998	Y	G&N
Thomas Winkelmann	58	Director	2013	Y	Airline Safety

Director Qualifications and Biographical Information

Mr. Boneparth is a senior advisor to a division of The Blackstone Group, LLP, advising on the retail industry. He is a former Senior Advisor of Irving Capital Partners, a private equity group, from February 2009 through 2014. He served as president and CEO of the Jones Apparel Group from 2002 to 2007. Mr. Boneparth is a director of Kohl’s Corporation and johnnie-O Inc. As a senior retail executive, Mr. Boneparth’s qualifications and experience include finance and investment experience, talent management, international business experience, knowledge of brand enhancement and customer service, oversight of risk management and crewmember relations.

Ms. Gambale has been a Managing Partner of Azimuth Partners LLC, a strategic and advisory firm in the field of technology and data communications solutions, since 2003. Prior to starting Azimuth Partners, Ms. Gambale was a Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that, she held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale serves on the NACD Risk Oversight Advisory Council and as a director on the Boards of First Derivatives plc. and Regis Corporation. Ms. Gambale served on the Board of the Dundee Corporation through December 2017. As a former Chief Information Officer and a partner at a firm involved with technology and data communications, Ms. Gambale’s qualifications and experience include the management of large scale, high transaction volume systems and technology infrastructure, as well as investing in innovative technologies and developing the ability to adapt and grow these technologies to significantly enhance the performance of operations, risk management and delivery of new products.

Mr. Gemkow became the Chief Executive Officer of Franz Haniel & Cie. GmbH in August 2012. Previously, he was a member of the Deutsche Lufthansa AG Executive Board and its Chief Financial Officer, serving in

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that capacity since June 2006. Mr. Gemkow joined Deutsche Lufthansa AG in 1990, working in various management capacities before serving as Senior Vice President Group Finance from July 2001 until January 2004. Mr. Gemkow then joined the Executive Board of Lufthansa Cargo AG, where he was responsible for Finance and Human Resources. Within the past five years, Mr. Gemkow served on the Boards of Celesio AG and Evonik Industries AG. Currently, Mr. Gemkow is Chair of the Supervisory Board of TAKKT AG as well as Member of the Board of Directors (Verwaltungsrat) of Flughafen Zürich AG. As the former Chief Financial Officer of an international airline, Mr. Gemkow’s experience and qualifications include finance and investment experience, a deep understanding of human resources and labor relations, airline operational experience, knowledge of the competitive landscape, experience with government and regulatory affairs, risk management, including commodities risk, customer service and brand enhancement, international experience and general airline industry knowledge.

Mr. Hayes became JetBlue’s Chief Executive Officer, President and a member of the Board of Directors in February 2015. Prior to this position, Mr. Hayes was JetBlue’s President, responsible for the airline’s commercial and operations areas including Airport Operations, Customer Support (Reservations), Flight Operations, Inflight, System Operations, Technical Operations, as well as Communications, Marketing, Network Planning and Sales from December 2013 until February 2015. He served as JetBlue’s Executive Vice President and Chief Commercial Officer from August 2008 until December 2013. Prior to joining JetBlue, Mr. Hayes was British Airways’ Executive Vice President for The Americas. Over the span of a 19-year career with British Airways, he also served as Area General Manager for Europe, Latin America and the Caribbean. As a senior airline executive, Mr. Hayes’ qualifications include over 25 years of aviation experience, knowledge of the competitive landscape, brand enhancement and management.

Ms. Jewett is Managing Partner of Canoe Point Capital, LLC, an investment firm focusing on early stage social ventures. From 2010-2015, Ms. Jewett was the Managing Director Head of U.S. Government and Infrastructure for BMO Capital Markets covering airports and infrastructure banking. Prior to that, Ms. Jewett spent more than 20 years at Goldman, Sachs & Co. specializing in airport infrastructure financing, most recently serving as head of the public sector transportation group, and previously, as head of the airport finance group. Ms. Jewett serves as the President of the Board of the Brearley School and is a director for Fundamental Credit Opportunities (FCO) U.S. and Offshore Feeder Funds. As a finance professional, Ms. Jewett’s qualifications and experience include domestic and international finance, business and investment experience, talent management and experience in the areas of airports and infrastructure.

General (Ret.) McChrystal is a retired 34-year U.S. Army veteran of multiple wars. Gen. McChrystal commanded the U.S. and NATO’s security mission in Afghanistan, served as the director of the Joint Staff and was the Commander of Joint Special Operations Command, where he was responsible for the nation’s deployed military counter terrorism efforts. Gen. McChrystal is a graduate of the United States Military Academy at West Point, the United States Naval Command and Staff College and was a military fellow at both the Council on Foreign Relations and the Kennedy School of Government at Harvard University. General McChrystal is currently teaching a seminar on leadership at the Jackson Institute for Global Affairs at Yale University and serves alongside his wife Annie on the Board of Directors for the Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families. Since August 2011, he has served as a member of the Board of Advisors of General Atomics, a world leader of resources for high-technology systems ranging from the nuclear fuel cycle to remotely operated surveillance aircraft, airborne sensors, and advanced electric, electronic, wireless and laser technologies. Starting in 2017, he was elected to the Board of Deutsche Bank USA Corporation. He is the chair of Service Year Alliance, a project of Be The Change and the Aspen Institute, which envisions a future in which a service year is a cultural expectation and common opportunity for every young American. Within the last five years, Gen. McChrystal served on the boards of Knowledge International, Navistar International Corp. and Siemens Government Technologies, Inc. As a former senior military leader, Gen. McChrystal has experience in logistics, air traffic issues, talent management and experience with government and regulatory affairs.

Mr. Peterson is the Founding Partner and Chair of Peterson Partners, a Salt Lake City-based investment management firm with $1 billion under management. Peterson Partners has invested in over 200 companies through 13 funds in four primary asset classes: growth-oriented private equity, venture capital, real estate, and search funds. From 1973-1990, Mr. Peterson served in several positions at Trammell Crow Company, then the world’s largest private commercial real estate development firm, including serving as Chief Financial Officer from 1977-1985, and Chief Executive Officer from 1988-1990. Mr. Peterson has taught at the Stanford Graduate School of Business since 1992, where he is The Robert L. Joss Adjunct Professor of Management. He has served as a director for the Center for Leadership Development and Research, and on the Advisory Council to the School. He is currently the Chair of the Board of Overseers at the Hoover Institution, a policy think tank at Stanford, and serves on the boards of Franklin Covey and Packsize. Within the last five years, Mr. Peterson served on the board of Ladder Capital Finance and Bonobos. As a private equity investor and a former Chief Executive Officer and Chief Financial Officer of a commercial real estate company, Mr. Peterson’s qualifications and experience include knowledge of real estate, customer service, talent management and leadership development.

Mr. Sica has served as a Partner at Tailwind Capital, a private equity firm, since 2006. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 to 2003, Mr. Sica was President of Soros Private Funds Management LLC, which oversaw the direct real estate and private equity investment activities of Soros. In 1998, Mr. Sica joined Soros Fund Management, where he was a Managing Director responsible for Soros’ private equity investments. From 1988 to 1998, Mr. Sica was a Managing Director in Morgan Stanley’s Merchant Banking Division. In 1996, Mr. Sica was elevated to Co-CEO of Morgan Stanley’s Merchant Banking Division. From 1974 to 1977, Mr. Sica was an officer in the U.S. Air Force. Mr. Sica is a director of CSG Systems International, Inc., Safe Bulkers, Inc. and Kohl’s Corporation. As a private equity investor, Mr. Sica’s qualifications and experience include finance and investment experience, talent management, experience in the areas of real estate, technology, risk management oversight (including commodities risk), general airline industry knowledge and international business and finance experience.

Mr. Winkelmann became CEO of Air Berlin on February 1, 2017. He previously served as the Chief Executive Officer of Lufthansa German Airlines (Hub Munich) since January 1, 2016. He was also a member of the Group Executive Committee of Lufthansa Group. From September 2006 through December 2015, he served as Chief Executive Officer of Germanwings GmbH. Previously, he served as Vice-President of the Americas for Lufthansa German Airlines. From September 2000, as Vice President of The Americas based in New York, Mr. Winkelmann was responsible for the entire Lufthansa organization in North and South America. His responsibilities included all operative functions, sales, marketing and the stations. Moreover, he was a member of the Executive Board of Eurowings Luftverkehrs AG from 2006-2008. Before joining Lufthansa in 1998, Mr. Winkelmann held management positions, among others, at Deutsche Reisebüro GmbH and at Kaufhof AG in Germany and in the U.S. Within the past five years, Mr. Winkelmann served on the Boards of Directors of Lufthansa CityLine GmbH and Air Dolomiti S.p.A. Linee Aeree Regionali Europee. As a senior airline executive, Mr. Winkelmann’s qualifications and experience include sales, marketing, revenue management, airline operations, knowledge of North America, Latin America and the Caribbean as well as general airline industry knowledge.

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CORPORATE GOVERNANCE PRACTICES

Majority of Independent Directors

We have a majority of independent directors serving on our Board. We currently have only one employee director, Mr. Hayes, our Chief Executive Officer and President, on the Board of ten members.

Board Leadership Structure

The JetBlue Board continuously evaluates its leadership structure. Our Board has determined that it would be in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Peterson serves as our independent Chair of the Board. Our Board believes that our current structure, with an independent Chairman, who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of JetBlue and its stockholders. In our independent Chair, our Chief Executive Officer has a counterpart who can be a thought partner. We believe this corporate structure also permits the Board of Directors to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to JetBlue and its future needs.

Independent Chairman

●	in consultation with the CEO and the other directors, approves the agenda for meetings of the Board and leads Board discussions
●	is available in appropriate circumstances to speak on behalf of the Board and for consultation and direct communication with major stockholders upon request
●	provides guidance and oversight to management
●	helps with the formulation and implementation of JetBlue’s strategic plan
●	serves as the Board liaison to management
●	has the authority to call meetings of the independent directors and schedules, sets the agenda for, and presides at executive sessions of the independent directors
●	works with the Compensation Committee to coordinate the annual performance evaluation of the CEO
●	works with the Corporate Governance and Nominating Committee to oversee the Board and committee evaluations and recommends changes to improve the Board, the committees, and individual director effectiveness
●	performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines or as requested by the Board from time to time

Annual Elections of Board Members

JetBlue’s Bylaws provide that directors are elected annually.

Removal of Supermajority Provisions from our Charter Documents

As approved by our stockholders, we removed supermajority voting requirements from our Bylaws in order to give our stockholders a more meaningful vote in various corporate matters.

Executive Compensation Practices

We strive for transparent and balanced compensation packages, as discussed more fully in the Compensation Discussion and Analysis, which starts on page 29.

Stock Retention and Ownership Guidelines

Our directors hold their equity compensation until their retirement or separation from our Board. In December 2017, the Compensation Committee reviewed our existing executive stockholding requirements and discussed increasing the holding requirements. Our Board increased those requirements for 2018 as follows: 6x base salary for our CEO and 2x base salary for our executive vice presidents (with no change below the EVP level). The policy has post-tax vesting holding requirements to provide executives with some liquidity options while they are on track to meet the guidelines. As of December 2017, each of Mr. Hayes, Mr. Hnat and Mr. St. George met or exceeded our stock ownership guidelines, including common stock, and unvested restricted stock units but excluding unvested performance stock units and vested underwater stock options. Mr. Chatkewitz and Mr. Priest are on track to meet the guidelines. We anticipate periodically reviewing, and may revise, our executive stock ownership guidelines from time to time.

Retirement and Pension Practices

We do not provide our executives with significant post-employment retirement or pension benefits. We sponsor a retirement plan with a 401(k) component for all of our crewmembers.

Environmental, Sustainability and Corporate Social Responsibility Practices

The Board, along with our customers, investors, crewmembers and other stakeholders, understand that a modern approach to running our Company must be aligned with a commitment to corporate social responsibility. We believe that integrating our social and environmental values into our business as part of that commitment generates long-term value for our business, our stockholders and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental, sustainability and community connections.

JetBlue For Good is JetBlue’s platform for social impact and corporate responsibility and is managed by our Corporate Responsibility team (CSR). Giving back is part of JetBlue’s DNA and is core to our mission of inspiring humanity. Centered around volunteerism and service, JetBlue For Good focuses on the areas that are most important to the airline’s customers and crewmembers - Community, Youth/Education and the Environment.

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JetBlue’s core programs and partnerships directly impact the areas where its customers and crewmembers live and work by enhancing education and providing access to those that are traditionally underserved. Signature programs include the award-winning Soar with Reading initiative which has provided more than $2.75 million worth of books to kids who need them most; Blue Horizons For Autism which helps introduce air travel in a realistic environment to families and children affected by autism; and Swing For Good which raises funds for education and youth focused non-profits.

We believe it is our responsibility to manage our environmental footprint. We employ a dedicated Sustainability executive to oversee the sustainability efforts of our entire airline and keep our management team and Board aware of climate-related risks and opportunities when developing strategy, performance, and budgets. Climate change risk and opportunity assessment is led by JetBlue’s Head of Sustainability. Actions are assessed at an officer level with quarterly briefings with the Executive Vice President General Counsel. Risk assessment related to possible emissions regulations is done on an on-going basis. Board committee involvement is determined based on the financial opportunity and risk of a given environmental or social factor. Three top environmental issues reviewed by the Board during 2017 were: 1) the cost of carbon-offsetting compliance and strategy to mitigate cost, 2) market opportunities to use bio-jet to hedge fuel cost, and 3) Route Planning’s ability to hedge unique Caribbean-market exposure. The Board has access to all reporting on environmental issues, including the annual Sustainability Accounting Standards Board (SASB) report. JetBlue was also a signatory to the Task Force on Climate-Related Financial Disclosure. More information on these efforts is available at http://www.jetblue.com/green.

Corporate Governance Guidelines

We adopted governance guidelines to help us maintain the vitality of our Board, including areas relating to Board and committee composition, annual meeting attendance, stockholder communication with the Board, qualifications and the director candidate selection process including our policy on consideration of candidates recommended by stockholders and our Code of Business Conduct and our values—Safety, Caring, Integrity, Passion and Fun. The Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for non-management directors, communications between stockholders and directors, Board committee structures and assignments and review and approval of related person transactions. These guidelines are available at http://investor.jetblue.com.

Code of Business Conduct

JetBlue is committed to operating our business with high levels of accountability, integrity and responsibility. Our Code of Business Conduct, or the Code, governs our affairs and is a means by which we commit ourselves to conduct our business in an honest and ethical manner. The Code applies to all members of our Board and our crewmembers. As set forth in the Code, we also expect any third parties working on our Company’s behalf, including consultants, agents and business partners, to adhere to our ethical standards. The Code includes provisions relating to how we strive to deal with each other, our business partners, our investors and the public. Any waiver to the Code for our financial leaders must be approved by the Board. We granted no waivers under the Code in 2017. The Code is available at http://investor.jetblue.com. We intend to post any amendments and any waivers of the Code on our website within four business days of such amendment or waiver.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board by sending correspondence to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The name of any specific intended director should be noted in the correspondence. Our Corporate Secretary will forward such correspondence to the intended recipient or as directed by such correspondence; however, our Corporate Secretary, prior to forwarding any correspondence, has the authority to disregard any communications he deems to be inappropriate, or to take any other appropriate actions with respect to such inappropriate communication. The Corporate Governance and Nominating Committee approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to our Board, as set forth in our Governance Guidelines.

Any interested party, including any crewmember, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chair of the Board by letter to the above address, marked for the attention of the Chair. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Additionally, based on past experience, we believe that the virtual format of the annual meeting will expand Board outreach to stockholders by allowing stockholders from any location to ask questions of our leaders and directors present at the meeting.

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Board Oversight of Risk

Our Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by relying on several different levels of review. In connection with its reviews of the operations of the Company’s business and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. Cybersecurity is a critical part of risk management at JetBlue. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from Company management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments. Each of the Board’s committees also oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategy.

The Audit Committee oversees the operation of the Company’s enterprise risk management program, including the identification of the primary risks to the Company’s business, such as financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational risks, and reviews the steps management has taken to monitor and control these exposures. It also periodically monitors and evaluates the primary risks associated with particular business units and functions. The Company’s Corporate Audit team assists management in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. In connection with its risk management role, at each of its meetings the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm, the head of Corporate Audit and may meet with the Company’s General Counsel. The Audit Committee provides reports to the Board which describe these activities and related conclusions. The Audit Committee periodically reports to the Board the results of the risk management program and activities of management’s risk committee.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. Our management, with the Compensation Committee, reviews our compensation policies and procedures, including incentives that may create and factors that may reduce the likelihood of excessive risk taking, to determine whether such incentives and factors present a significant risk to the Company.

Related Party Transaction Policy

We established a written policy that requires approval or ratification by our Audit Committee of any transaction in excess of $120,000, which involves a “Related Person’s” entry into an “Interested Transaction.” As defined in our policy, an Interested Transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Person” is defined in our policy as any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). Our policy further provides that only disinterested directors are entitled to vote on any Interested Transaction presented for Audit Committee approval.

Transactions with Related Persons since the Beginning of Fiscal Year 2017

The Company and its subsidiaries periodically enter into transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. In 2017, JetBlue entered into two agreements with AirBerlin. Mr. Thomas Winkelmann, a member of our Board, is also the CEO of AirBerlin. Mr. Winkelmann has no direct or indirect material interest in either transaction. The first agreement was an Interline Traffic Agreement (ITA) and Special Prorate Agreement (SPA) with AirBerlin. The approximate dollar value of the ITA and SPA in 2017 was $0, as AirBerlin became insolvent shortly thereafter. Also in 2017, JetBlue entered into a Slot Lease Agreement with Air Berlin. JetBlue agreed to pay approximately $450,000 for the leases of JFK slot pairs at desirable times in 2017.

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BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

The business of JetBlue is managed under the direction of our Board. The Board has responsibility for establishing broad corporate policies, counseling and providing direction to our management in the long-term interests of the Company, our stockholders, and for our overall performance. It is not, however, involved in our operating details on a day-to-day basis. The Board is kept informed of our business through regular reports and analyses and discussions with our Chief Executive Officer and other executives.

Independent Directors

Our Board of Directors currently has ten members: Peter Boneparth, David Checketts, Virginia Gambale, Stephan Gemkow, Robin Hayes, Ellen Jewett, Stanley McChrystal, Joel Peterson, Frank Sica and Thomas Winkelmann.

In connection with the annual meeting and the election of directors, our Board reviewed the independence of each director-nominee under the standards set forth in the NASDAQ listing standards. The NASDAQ definition of independent director includes a series of objective tests. Specifically, a director is deemed independent under the NASDAQ rules if such director is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally, the following persons are not considered independent:

●	a director who is, or at any time during the past three years was, employed by the Company; and/or
●	a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for Board or Board committee service, compensation paid to a family member who is a employee (other than an executive officer) of the Company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation.

In making these determinations, the Board reviewed and discussed information provided by each director nominee with regard to such director nominee’s business and personal activities as they may relate to JetBlue and our management. Our full Board affirmatively determined that each of Peter Boneparth, Virginia Gambale, Stephan Gemkow, Ellen Jewett, Stanley McChrystal, Joel Peterson, Frank Sica and Thomas Winkelmann are independent. With respect to Ms. Gambale, Mr. Checketts and Mr. Gemkow, the Board considered all factors specifically relevant to determining whether a director has a relationship with the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Further, with respect to Mr. Boneparth, Ms. Gambale and Ms. Jewett, the Board considered the additional requirements of NASDAQ and the SEC specifically relevant to whether a director is independent for purposes of serving on the Audit Committee. Based upon the Board’s review, each of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee of the Board are comprised of directors who have been determined to be independent under the applicable NASDAQ listing standards and applicable rules and regulations of the SEC. Mr. Hayes, our CEO and President, is not independent as defined.

Board Structure and Meetings

Our Board conducts its business through meetings of the Board and through activities of its committees. The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled executive sessions of the non-management directors to meet without the presence of management, which are presided over by our Chair of the Board, who is currently Joel Peterson. Our Board currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Airline Safety Committee. The Board has delegated various responsibilities and authority to different committees of the Board. From time to time, the Board of Directors appoints ad hoc committees to oversee special projects for the Board. Committees regularly report on their activities and actions to the full Board. Members of the Board have access to all of our crewmembers outside of Board meetings. The Board held a total of five meetings during 2017. All of the directors attended at least 75% of the aggregate of all meetings of the Board and of each committee at the times when he or she was a member of the Board or such committee during fiscal year 2017. The Company has a policy encouraging all directors to attend each annual meeting of stockholders. All members of our Board attended our 2017 annual meeting of stockholders held on May 18, 2017.

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COMMITTEE MEMBERSHIP AS OF MARCH 2018

Director	Independent (Y/N)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Airline Safety Committee
Peter Boneparth	Y	Chair
David Checketts	Y		X
Virginia Gambale	Y	X	Chair
Stephan Gemkow	Y		X
Robin Hayes	N				X
Ellen Jewett	Y	X
Stanley McChrystal	Y			X	Chair
Joel Peterson	Y			Chair
Frank Sica	Y			X
Thomas Winkelmann	Y				X

Audit Committee

The Audit Committee operates under a written charter, which was adopted by the Board and is available on our website at http://investor.jetblue.com. Pursuant to its charter, on behalf of the Board of Directors, the Audit Committee oversees (i) the integrity of our financial statements, (ii) the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (iii) compliance with ethics policies and legal and regulatory requirements, (iv) the performance of our internal audit function and (v) our financial reporting process and systems of internal accounting and financial controls. The Audit Committee is also responsible for review and approval of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.

The current members of the Audit Committee are Peter Boneparth (Chair), Virginia Gambale and Ellen Jewett, each of whom is an independent director within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NASDAQ listing standards. In addition, the Board of Directors determined that Mr. Boneparth is an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Audit Committee met nine times during 2017. A report of the Audit Committee is set forth elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under “Compensation Discussion and Analysis” beginning on page 29 of this proxy statement. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and crewmembers, and oversees the administration of our Amended and Restated 2011 Incentive Compensation Plan, and Amended and Restated 2011 Crewmember Stock Purchase Plan. Additionally, the Compensation Committee approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s executive officers in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee. The charter of the Compensation Committee is available on our website at http://investor.jetblue.com. The current members of the Compensation Committee are David Checketts, Virginia Gambale (chair), and Stephan Gemkow, each of whom is an independent director within the meaning of the applicable NASDAQ rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Compensation Committee met six times during 2017. A report of the Compensation Committee is set forth elsewhere in this proxy statement.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for developing our corporate governance policies and procedures, and for recommending those policies and procedures to the Board for adoption. This Committee also is responsible for making recommendations to the Board regarding the size, structure and functions of the Board and its committees. The Corporate Governance and Nominating Committee identifies and recommends new director nominees in accordance with selection criteria established by the Board. This Committee also is responsible for conducting the annual evaluation of the performance of the Board, its committees and each director, ensuring that the Audit, Compensation, and Governance and Nominating Committees of the Board and all other Board committees are comprised of qualified directors, developing and recommending a succession plan for the Chief Executive Officer, and developing and recommending corporate governance policies and procedures appropriate to the Company. The charter of the Corporate Governance and Nominating Committee is available on our website at http:// investor.jetblue.com. The current members of the Corporate Governance and Nominating Committee are Stanley McChrystal, Joel Peterson (Chair) and Frank Sica, each of whom is an independent director within the meaning of applicable NASDAQ rules. The Corporate Governance and Nominating Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Corporate Governance and Nominating Committee met four times during 2017.

Airline Safety Committee

The Airline Safety Committee is responsible for monitoring and review of our flight operations and safety management system and reports to the Board on such topics. The charter of the Airline Safety Committee is available on our website at http://investor.jetblue.com. The current members of the Airline Safety Committee are Robin Hayes, Stanley McChrystal (Chair) and Thomas Winkelmann. The Airline Safety Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Airline Safety Committee met four times during 2017.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the Board or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

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DIRECTOR COMPENSATION

Director compensation is evaluated and determined by the Compensation Committee of our Board of Directors. The following table summarizes compensation earned by our non-employee directors for services rendered during the year ended December 31, 2017. The footnotes and narrative discussion following the table describe details of each form of compensation paid to, or earned by, our directors and other material factors relating to director compensation arrangements.

	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	All Other Compensation ($)(2) (g)	Total ($) (h)
Robin Hayes(3)	-	-	-	-
Peter Boneparth	100,000	99,983	14,513	214,496
David Checketts	75,000	99,983	12,334	187,317
Virginia Gambale	100,000	99,983	-	199,983
Stephan Gemkow	75,000	99,983	-	174,983
Ellen Jewett	80,000	99,983	-	179,983
Stanley McChrystal	90,000	99,983	-	189,983
Joel Peterson	130,000	99,983	-	229,983
Frank Sica	75,000	99,983	-	174,983
Thomas Winkelmann	75,000	99,983	-	174,983
(1)	Includes 5,109 deferred stock units granted on February 24, 2017 to the then-sitting directors. At December 31, 2017, 57,356 deferred stock units remained outstanding for each of Ms. Gambale, and Messrs. Checketts, Gemkow, Peterson, and Sica, 50,356 for Mr. Boneparth, 43,706 for Gen. McChrystal, 38,454 for Ms. Jewett and 25,470 for Mr. Winkelmann. The amount represented reflects the grant date fair value of the deferred common stock units based on JetBlue’s stock price on the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 7 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2017, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.
(2)	Consists of the value of flight benefits for the listed directors over $10,000 in value.
(3)	Mr. Hayes was employed by the Company in 2017. He did not receive any additional compensation for his director service to the Company. Mr. Hayes’ compensation is reported in the Summary Compensation Table on page 42 of this proxy statement.

In 2017, our Board compensation package consisted of a retainer for Board membership and additional fees for committee membership and Chair duties, which we describe as supplemental fees. The annual retainer is a fee of $65,000 paid quarterly. The Board Chair’s annual supplemental fee is $50,000. The Audit Committee chair’s annual supplemental retainer is $20,000. The Compensation Committee Chair’s annual supplemental fee is $10,000 and each of Governance and Nominating and the Airline Safety Committee Chair supplemental fees are $5,000. The Committee membership fees are as follows: Audit Committee member will receive a supplemental fee of $15,000, Compensation Committee, Governance and Nominating Committee and Airline Safety Committee members will receive a supplemental fee of $10,000. Board members receive an annual equity grant of $100,000 in deferred stock units, or DSUs, with a one-year vesting schedule and the “hold until retirement” feature. New directors are awarded $35,000 in DSUs with 3-year ratable vesting, made at the time a director joins the Board. The intended cash-to-equity allocation of this package is 50% to 50%, with the objective of paying annual compensation of approximately $180,000 per Board member to each director who is not a committee chair, and assuming attendance at all Board meetings and standing committee meetings on which the director serves. As is customary in the airline industry, all members of the Board and their immediate family may travel without charge on our flights.

In 2017, Mr. Peterson donated his Board cash compensation of $130,000 and Mr. Sica donated $4,000 of the cash portion of his Board compensation to the JetBlue Crewmember Crisis Fund, a non-profit organization that assists JetBlue crewmembers facing emergency hardship situations.

We reimburse our directors, including our full-time crewmember director, for expenses incurred in attending meetings. We do not provide gross-up payments to members of our Board. Our Board expects to review director compensation periodically, to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 23, 2018, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 23, 2018, as a group. We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under “Additional Information.” All share and option amounts and share prices and option exercise prices contained in this proxy statement have been adjusted for our December 2002, November 2003 and December 2005 three-for-two stock splits.

Executive Officers and Directors Name of Beneficial Owner	Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days(1)	Total(2)	Percentage of Class
Robin Hayes	467,985	694,890	*
Stephen Priest	12,867	57,856	*
James Hnat	29,511	76,728	*
Marty St. George	41,114	85,638	*
Alex Chatkewitz	3,096	17,290	*
James Leddy	-	-	*
Peter Boneparth	-	55,152	*
David Checketts	-	62,152	*
Virginia Gambale	-	62,152	*
Stephan Gemkow	-	62,152	*
Ellen Jewett	-	43,250	*
Stanley McChrystal	-	48,502	*
Joel Peterson	530,602	592,754	*
Frank Sica	38,644	100,796	*
Thomas Winkelmann	-	30,266	*
All executive officers and directors as a group	1,123,819	1,989,578	.35%, .63%
5% Stockholders Name of Beneficial Owner
BlackRock Inc.(3)		25,832,739	8.13%
FMR LLC(4)		29,940,932	9.43%
PRIMECAP Management Company(5)		20,418,798	6.43%
The Vanguard Group(6)		26,515,694	8.35%
Wellington Management Group LLP(7)		31,540,861	9.93%
*	Represents ownership of less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within 60 days of March 23, 2018 are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. This column lists beneficial ownership of voting securities as calculated under SEC rules. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table is c/o JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. All executive officers and directors as a group beneficially own, or have the right to acquire within 60 days of March 23, 2018, less than 1% of the outstanding common stock. A total of 317,568,686 shares of common stock were outstanding on March 23, 2018, pursuant to rule 13d-3(d)(1) under the Exchange Act.
(2)	This column shows the individual’s total JetBlue stock-based holdings, including the voting securities shown in the “Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days” column (as described in footnote 1), plus non-voting interests including, as appropriate, deferred stock units, performance stock units and restricted stock units which will not vest or become exercisable within 60 days of March 23, 2018. If all of the equity represented in the Total column were to vest (with no equity cancelled or forfeited), all executive officers and directors, as a group, would own 0.6% of the outstanding common stock.

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(3)	The information reported is based on a Schedule 13G/A, as filed with the SEC on January 25, 2018, in which BlackRock, Inc. and certain of its subsidiaries reported that it had sole voting power over 24,832,922 shares and sole dispositive power over 25,832,739 shares. The principal business address of BlackRock, Inc. is 55 East 52nd. St., New York, NY 10055.
(4)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 13, 2018, in which FMR Corp. and certain of its affiliates reported that FMR LLC, a parent holding company, had sole voting power over 4,699,225 shares and shared dispositive power over 29,940,932 shares and members of the family of Abigail P. Johnson, a director, the Chairman and the Chief Executive Officer of FMR LLC., had shared dispositive power over 29,940,932 shares. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 27, 2018, in which PRIMECAP Management Company reported that it held sole voting power over 10,754,895 shares and sole dispositive power over 20,418,798 shares. The principal business address of PRIMECAP Management Company is 177 East Colorado Blvd., 11th fl. Pasadena, CA 91105.
(6)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 9, 2018, in which The Vanguard Group reported that it held sole voting power over 145,681 shares and sole dispositive power over 26,370,874 shares and shared dispositive power over 144,820 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 144,820 shares of common stock of the Company as a result of its serving as investment manager of collective trust accounts. According to the Schedule 13G/A, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 861 shares of the Company as a result of its serving as investment manager of Australian investment offerings. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(7)	The information reported is based on a Schedule 13G, as filed with the SEC on February 8, 2018, in which Wellington Management Group LLP reported it held sole voting or sole dispositive power over no shares, shared voting power over 26,119,631 shares and share dispositive power over 31,540,861 shares. The principal business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA, 02210.

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PROPOSAL 2	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

What am I voting on?

●  Stockholders are being asked to ratify the appointment of Ernst & Young LLP, a registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2018. Although the Audit Committee has the sole authority to appoint the Independent Auditors, as a matter of good corporate governance, the Board submits its appointment of the independent auditors to our stockholders for ratification. If the stockholders should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditors and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2018. EY has served as the Company’s independent auditors since 2001.

We expect that representatives of EY will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

Annual Evaluation and Appointment of Independent Auditors

In executing its responsibilities, the Audit Committee engages in an annual evaluation of EY’s qualifications, performance and independence, and considers whether continued retention of EY as the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of EY’s lead engagement partner. While EY has been retained as the Company’s independent registered public accounting firm continuously since 2001, in accordance with SEC rules and EY’s policies, the firm’s lead engagement partner rotates every five years. In assessing EY’s qualifications, performance and independence in 2017, the Audit Committee considered, among other things:

●	EY’s global capabilities;
●	EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting enhance audit quality;
●	EY’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s global operations, including of the lead audit partner and other key engagement partners;
●	the quality and candor of EY’s communications with the Audit Committee and management;
●	EY’s independence policies and its processes for maintaining its independence;
●	the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;
●	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on EY and its peer firms;
●	the appropriateness of EY’s fees, including those related to non-audit services;
●	EY’s tenure as the Company’s independent auditor and its depth of understanding of the Company’s global business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;
●	an analysis of EY’s known legal risks and significant proceedings that may impair its ability to perform the Company’s annual audit;
●	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;
●	any material issues raised by the most recent internal quality control review, or peer review; and
●	the advisability and potential impact of selecting a different independent public accounting firm.

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Benefits of Longer Tenure	Independence Controls

Enhanced audit quality – We believe EY’s significant institutional knowledge and deep expertise of the Company’s global business, accounting policies and practices and internal control over financial reporting enhance audit quality.

Competitive fees – Because of EY’s familiarity with the Company, audit and other fees are competitive with peer companies.

Avoid costs associated with new auditor – We believe bringing on new independent auditors would be costly and require a significant time commitment, which could lead to management distractions.

Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY and direct involvement by the Audit Committee and its Chair in the selection of the new lead assurance engagement partner in connection with the mandated rotation of that position. A new lead engagement partner will be appointed commencing with the 2019 audit.

Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the engagement partners, consistent with independence requirements. A new lead assurance engagement partner will be appointed in 2018.

Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee and the Board determined that retaining EY to serve as independent auditors for the fiscal year ending December 31, 2018 is in the best interests of the Company and its stockholders. While the Audit Committee is responsible for the appointment, compensation, retention and oversight of Ernst & Young LLP as our independent registered public accounting firm, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2018. If the appointment of EY is not ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment of EY is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the Company’s best interests.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2017 and 2016, respectively, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2017	2016
Audit fees(1)	$1,795,000	$1,856,000
Audit-related fees(2)	$482,000	$81,000
Tax fees(3)	$80,000	$109,750
All other fees(4)	$100,000	$-
TOTAL	$2,457,000	$2,046,750
(1)	Includes fees related to: (a) the integrated audit of our consolidated financial statements and internal control over financial reporting; (b) the review of the interim consolidated financial statements included in quarterly reports; (c) services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards.
(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation and also include consultations related to the adoption of ASC 606, Revenue Recognition, affecting future audit periods.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	All other fees include various non-audit services, principally risk assessment advisory services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services must be subsequently reported, for informational purposes only, to the full Audit Committee.

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors unanimously recommends that Stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

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AUDIT COMMITTEE REPORT

The Audit Committee of the JetBlue Board of Directors is comprised of three non-employee directors, each of whom, in the Board’s business judgment, is independent within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the Audit Committee oversees on behalf of the Board the Company’s accounting, auditing and financial reporting processes. The Committee has the resources and authority it deems appropriate to discharge its responsibilities.

Management has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures and establishing, maintaining and evaluating internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on the effectiveness of internal control over financial reporting. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2017 with Ernst & Young LLP in private without members of management present.

In this context, the Audit Committee has reviewed and discussed with management and its independent registered public accounting firm the Company’s audited consolidated financial statements and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Ernst & Young LLP also provided to the Audit Committee the written disclosures and letter regarding their independence required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP their independence from the Company and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the review and discussions referred to above, and in the exercise of its business judgment, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. In addition, the Audit Committee has selected, and the Board has ratified, subject to stockholder ratification, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Audit Committee of JetBlue

Peter Boneparth, Chair

Virginia Gambale

Ellen Jewett

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

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PROPOSAL 3	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?

●	Stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis beginning on page 29.

Voting recommendation:

FOR the resolution to approve compensation of the named executive officers. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 29.

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Tables sections of this proxy statement. Over the last several years, we have made enhancements to our compensation programs to continue to improve the link between compensation and the Company’s business as well as the long-term interests of our stockholders.

For the reasons outlined above and elsewhere in this proxy statement, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2019 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that Stockholders vote FOR the advisory vote to approve executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the proxy statement explains the key elements of our executive compensation program and compensation decisions with respect to the following officers identified in the Summary Compensation Table below (the “named executive officers”) as of December 31, 2017:

Robin Hayes	Chief Executive Officer and President
Stephen Priest	Executive Vice President and Chief Financial Officer (effective February 21, 2017)
James Hnat	Executive Vice President and General Counsel
Martin St. George	Executive Vice President, Commercial & Planning
Alexander Chatkewitz	Vice President and Controller
James Leddy	Interim Chief Financial Officer (through February 20, 2017)

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plan, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

At JetBlue, our mission is to Inspire Humanity and we hold fast to our five core values of Safety, Caring, Integrity, Passion and Fun. We believe in Integrity and that honesty and transparency build trust. JetBlue is a passenger airline that has established a unique airline category based on service, style and cost. Known for its award-winning customer service and free TV as much as for its competitive fares, JetBlue believes it offers its customers a distinctive experience—the JetBlue Experience—with best in class offerings in markets it serves. The Compensation Committee believes that our executive compensation program is instrumental in helping the Company to achieve its business goals and promote its values.

Executive Compensation Program Elements

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WE DO
Emphasize performance-based, at risk pay
Apply rigorous, stockholder aligned performance objectives for executive bonus payments
Consider risk in our executive compensation program
Compensation Committee engages an independent consultant
Have executive stock ownership guidelines
Have director stock ownership requirement to hold until retirement
Grant equity awards with vesting schedules over at least 3 years
Maintain an executive compensation clawback policy, which includes recoupment and forfeiture provisions
Use a structured approach to CEO performance evaluation and related compensation decisions
Emphasize a transparent and just culture
Review share utilization annually
Devote significant time to management succession and leadership development efforts
Limited executive perquisites; executives health and welfare benefits same as other salaried employees
Have double-trigger change in control provisions in our equity plan
Have our equity plans administered by an independent committee

WE DO NOT
No tax gross ups for senior executive officers only
No repricing of underwater stock options and no discounted options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date
No single trigger change in control provisions - the 2011 Incentive Compensation Plan has a double trigger in place for change in control provisions
No retirement benefits provided exclusively to senior executives
No evergreen provisions in our compensation plans

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DESIGN COMPENSATION PLANS WITH PROVISIONS TO MITIGATE UNDUE RISK

●  Our Executive Compensation performance measures drive longer term performance

●  Our short term metrics are diverse and include Controllable Costs, Customer Net Promoter Score (Customer NPS), On Time Performance (A14) and Pre-tax Margin

●  Our annual and long-term performance awards are based on different metrics, with little or no overlap

●  Our clawback policy serves as a risk mitigator

●  Our incentive compensation payments are capped at a maximum of 200% of target

How Did We Do in 2017?

Despite uncertain economic conditions and the persistent competitiveness in the airline industry, 2017 was a profitable year for JetBlue (including the benefit from late in the year tax reform).

2017 Financial and Operational Performance

*	For further information regarding our revenue and earnings per diluted share for the referenced periods, please see our Annual Report on Form 10-K for the year ended December 31, 2017, Item 6. Selected Financial Data (page 30) and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 33, and see page 35). For reconciliation of non-GAAP financial measures used in this Compensation Discussion and Analysis, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 33, and see page 47) of our Annual Report on Form 10-K for the year ended December 31, 2017.

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2017 Highlights

We believe our differentiated product and culture, competitive costs and high-value geography relative to the other airlines contributed to our continued success in 2017. Our 2017 highlights include:

Fleet – During 2017, we took delivery of 16 Airbus A321 aircraft, all cash and unencumbered purchases, ending the year with 119 unencumbered aircraft and 37 spare engines. Completion of Fly-Fi® installation on all aircraft made us the only airline with free, high-speed Wi-Fi at every seat, including gate-to-gate connectivity. This allows customers to have internet connectivity for their entire flight experience.

Our Crewmembers – On January 1, 2017, all profit share eligible crewmembers received an 8% raise and modified profit sharing plan. During 2017, our crewmembers again recognized JetBlue as one of “America’s Best Places to Work” by Forbes. JetBlue ranked #12, and was the highest-ranked transportation company, through a survey that asked individuals how likely they would be to recommend their employer to someone else. For a sixth year, we achieved a top score of 100 on the Corporate Equality Index, which rates major U.S. companies and their policies and practices related to the LGBT community, earning us the designation of one of the “Best Places to Work for LGBT Equality.”

Network – In 2017, we added one new BlueCity to our network: Atlanta, GA. In 2017, we concentrated on growth in our focus cities; we expanded MINT service in New York/Boston and increased seats in the slot controlled New York area by using the 200 seat A321 aircraft. Our new domestic MINT cities include San Diego, CA, Las Vegas, NV and Fort Lauderdale, FL; and seasonally to international locations Aruba, Barbados, Grenada, and St. Lucia.

Hurricane Relief Project #100x35JetBlue – In the aftermath of hurricanes Irma and Maria, we launched the #100x35JetBlue initiative to show our crewmembers and customers in Puerto Rico we supported both short- and long-term relief efforts, including relief flights; conducting in-person wellness checks on crewmembers; transporting supplies from non-profits, NGOs, and government agencies; and fundraising awareness with customers and crewmembers.

Customer Service – In April, TripAdvisor recognized us as the best Mid- Size and Low Cost Airline in North America and a Top 10 Best Airline in the World in their annual TripAdvisor Travelers’ Choice ® Awards for Airlines. We received the top score on the American Customer Satisfaction Index (ACSI) among airlines. Our score of 82 was the highest for any domestic airline. Additionally, Airline Ratings awarded us 7 out of 7 stars for safety, and 5 out of 5 stars for our product offerings.

Strengthening of our Balance Sheet – Throughout 2017 we continued to focus on strengthening our balance sheet. We ended the year with unrestricted cash, cash equivalents and short-term investments of $693 million and undrawn lines of credit of approximately $625 million. In June 2017, Moody’s Investor Service upgraded our debt rating to Ba1 from Ba3 with a stable outlook reflecting the strength of our financial position. In November 2017, Standard & Poor’s Rating Services upgraded our debt rating to BB from BB- with a stable outlook. At December 31, 2017, unrestricted cash, cash equivalents and short-term investments was approximately 10% of trailing twelve months revenue. We reduced our overall debt and capital lease obligations by $185 million. During 2017, we acquired approximately 18.7 million shares of our common stock for approximately $380 million under our share repurchase program.

Airport Infrastructure – In May 2017, we moved our Los Angeles operation to Terminal 5 at LAX, as part one of the largest terminal moves in history. The move gives our customers an upgraded terminal experience and convenient connections to our partner airlines. In July, we released a Request for Qualifications for the development of a new terminal on the former Terminal 6 site and potentially Terminal 7 at John F. Kennedy International Airport in New York. The development aligns with the New York Governor’s vision to transform the airport for travel in the 21st century. In December, we moved our LaGuardia Airport operation to the Marine Air Terminal to enhance our customer experience during the airport’s multi-year redevelopment. The move helped alleviate traffic and congestion during construction at the Central Terminal Building. We expanded our self-tagging kiosks, which streamline the airport experience for our customers to nine BlueCities in 2017: Atlanta, GA; Boston, MA; Buffalo, NY; Jacksonville, FL; Long Beach, CA; Los Angeles, CA; Newark, NJ; LaGuardia Airport in New York; and Orlando, FL.

2017 Pay Decisions (see page 32 for more details)

In 2017, JetBlue had a strong, albeit challenging, year. As a Company, we strive to continually improve our performance and operations, and, as part of this, set challenging goals for ourselves. As described above, in 2017 we achieved several important objectives and milestones, but we also faced challenges, including the unprecedented weather events in the fall of 2017, Hurricanes Harvey, Irma, and Maria. So, while we are proud of our overall performance and achievements, we fell short of our targets for the year. We approach our challenges in true JetBlue fashion, adhering to our values even when things were not going well with the goal of doing the right thing for our customers, crewmembers and stockholders as we seek to Inspire Humanity.

Our corporate performance program aims to incentivize performance by rewarding goal achievement across the Company. As structured, the Compensation Committee may, upon consideration of factors in its judgment, increase the final payout by +/- 35%, with the authority to reduce the payout to 0%. As more fully described below, our corporate performance factor came in at 38.3% of target, which the Compensation Committee, in its judgment, increased to 55% of target. In the same time period, we shared a 2017 profit sharing payout with our profit sharing eligible crewmembers of approximately $34 million. This was approximately one week of income for a full time crewmember.

Although the Summary Compensation Table and Supplemental Summary Compensation Table include the Performance Stock Unit, or PSU, award amounts in the Stock Awards column, the amounts reflected for the 2016-2018 and 2017-2019 have not yet been paid and are notional at this point. The tables assume performance based on an assessment of performance to date, as required by the SEC’s rules and regulations. The Compensation Committee has certified the results of the 2014-2016 performance period and those awards, based on the performance period, reflect actual performance achieved and amounts paid out following the Compensation Committee’s certification of performance results in early 2017. The performance period for 2015-2017 is complete. Those PSU awards were issued, following the Compensation Committee’s certification of performance in March 2018.

In 2017, with the exception of Mr. Priest and Mr. Leddy, our named executive officers received nominal increases in the 2-2.5% range for base salary. Mr. Priest, in light of his promotion to Executive Vice President and Chief Financial Officer, received a salary increase to $400,000. In addition, Mr. Priest’s target bonus opportunity was increased to 65%, and he became eligible for the long-term incentive program, with a target award of $300,000, upon his assumption of the role of Chief Financial Officer. No other changes were made to the target bonus or long-term incentive program opportunities of any of our other named executive officers.

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Results of the 2017 Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2017 annual meeting of stockholders, our stockholders were asked to approve, on an advisory basis, the Company’s fiscal 2016 named executive officers’ compensation (“say-on-pay”). Approximately 97.2% of the aggregate votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. JetBlue engages with stockholders and other stakeholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback.

The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and continues to take into account stockholder feedback in making compensation decisions.

Compensation Philosophy & Principles

We strive to apply the following principles for compensating our crewmembers, including our named executive officers:

WHAT We Reward	WHY We Reward
Support our strategy and stay true to our Values	We aim to align compensation programs with business strategies focused on long-term growth and creating value for our stockholders. We motivate crewmembers to overcome challenges and to deliver on commitments, all while living our values of Safety, Caring, Integrity, Passion and Fun.
Attract and retain top talent	We aim to set target compensation to be competitive with the airline industry, given our BlueCity and support center locations, route network, unique market placement, structure and size relative to other airlines.
Pay for performance	We hold our named executive officers accountable for their performance in light of Company goals, industry economics and individual performance.

How JetBlue Pays for Performance

Our compensation program is designed to reward our named executive officers for the Company’s continued success. Consistent with our compensation philosophy, the Compensation Committee sets the compensation of our executive officers, including our named executive officers, substantially based on achievement of annual financial and operational objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. As noted elsewhere in this proxy statement, our equity compensation program includes a performance-based equity component, which pays out, if at all, upon the completion of three-year performance periods and Committee certification of results. As a result, the majority of our named executive officers’ total compensation is tied to performance and is “at risk.”

The following features of our 2017 compensation programs play a key role in further aligning our compensation practices with best practices in compensation governance and with our overall compensation philosophy:

Summary of Fiscal Year 2017 Executive Compensation Decisions

REWARD ELEMENT	OBJECTIVE	KEY FEATURES	HOW AWARD VALUE IS CALCULATED	2017 DECISIONS
Base Salary	To attract and retain the best talent	Fixed element of compensation paid in cash	Reviewed against individual’s level of skill, experience and responsibilities; benchmarked against a group of comparably sized corporations and industry peers	Changes to base salary to maintain competitiveness
Annual Incentive Bonuses	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually to ensure they support our strategy. Page 37	Performance is measured against financial and non-financial performance targets. Page 37	Performance resulted in award at 55% of target. Page 37
Long-Term Equity Award RSUs	To incentivize performance and retention over the long-term; aligns interests with our Executives with long-term interests of stockholders.	Performance is measured annually and equity vests ratably over three years, subject to forfeiture. Pages 38	Based on achievement of metric driven operational and strategic goals. Pages 38	All NEOs met or exceeded targets. Pages 38
Long-Term Equity Award PSUs	To motivate and incentivize sustained performance over the long-term; aligns interests of our Executives with long-term interests of stockholders.	Performance is measured at the end of a three year period. PSUs payout, if at all, in common stock. Page 39	Based on achievement of two relative performance metrics. Page 39	Performance periods in progress. 2015-2017 paid in early 2018; 2014-2016 paid in early 2017. Page 39

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We also provide health and welfare benefits, available to our full-time crewmembers, including medical, dental, life insurance and disability programs; a 401(k) plan; and change in control plans. We provide retirement benefits (a 401(k) plan open to all crewmembers) and limited perquisites including space available flight privileges for all crewmembers, and, as is common in the airline industry, positive space flight privileges for executive officers and their immediate family members; possible relocation assistance for supervisor level and above; and a wellness physical for executives designed to further business continuity, available every other year.

Best Practices in Compensation Governance

In addition to the core compensation program, the Company provides or has implemented the following:

●	Executive Compensation Clawback Policy. Our Board has adopted a policy, often referred to as a clawback policy, which requires reimbursement of all or a portion of any bonus, incentive payment, or equity-based award granted to or received by any executive officer and certain other officers after January 1, 2010 where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Board’s view the executive engaged in willful misconduct that caused or partially caused the need for the restatement, and (c) a lower payment would have been made to the executive based upon the restated financial results.
●	Director Stock Ownership Requirements. Our Board members hold their grants of deferred stock units throughout their tenure as a director. Vested equity is issued six months following the director’s departure from the Board. Directors are not required to hold a specific number of shares of common stock since such a requirement would be redundant in light of our hold through retirement policy.
●	No Tax Gross Ups. Beginning in 2013, on a going forward basis, the Company adopted a policy that affirmatively states that, going forward, we will not make or promise to make to our senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to management employees generally.
●	No Retirement Benefits. We have limited retirement benefits and our 401(k) plan is offered to all crewmembers subject to its generally applicable eligibility conditions.
●	Executive Stock Ownership Requirements. Our Corporate Governance and Nominating Committee adopted, and in late 2017, our Board approved updated stockholding guidelines as follows:
–	Our CEO – 6X base salary; and
–	Our executive vice presidents – 2X base salary.
●	Our policy permits us to count common stock and unvested restricted stock units towards the ownership guidelines, and excludes unvested PSUs.
●	All of our named executive officers met or exceeded, or were on track to timely meet the then existing ownership guidelines at December 31, 2017 based on each such named executive officer’s years of service with the Company.
●	Under the revised requirements, the named executive officers are subject to holding requirements for post-tax vested shares until he or she meets the ownership guidelines.
●	We anticipate reviewing, and possibly revising, our executive stock ownership guidelines periodically.
●	Equity Plan Best Practices. Our 2011 Incentive Compensation Plan does not have an evergreen reload provision, prohibits repricing without stockholder approval and includes double trigger change in control provisions and in general, requires minimum vesting periods for equity of at least three years.
●	Hedging Practices. Our insider trading policy prohibits hedging of our securities by Insiders.

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Compensation Mix

We believe that a significant amount of our named executive officer compensation should be tied to the Company’s performance and an increasing amount of it should be at risk. Our bonus and equity goals (discussed in more detail beginning on page 37) are designed to drive business objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. The mix of compensation elements below is based on how the Compensation Committee views executive pay (as set forth in the Supplemental Compensation Table on pages 36-37).

*	Mr. Priest was appointed Executive Vice President and Chief Financial Officer on February 21, 2017. Mr. Leddy served as interim Chief Financial Officer from November 2016 through February 20, 2017 and his severance arrangements are reflected in “All Other Compensation.” See Summary Compensation Table, p. 42.

Determining Executive Compensation

The Compensation Committee assists the Board with oversight and determination of compensation for the Company’s directors and executive officers. The Compensation Committee oversees the Company’s executive compensation policies and reviews and establishes, subject to approval by our Board, the compensation for our Chief Executive Officer. The Compensation Committee is charged with review of pay levels and policies related to salaries, bonuses and grants of equity and non-equity incentive awards and oversight of our equity incentive plans. In determining base salary, annual bonuses, restricted stock units (RSUs) and performance stock units (PSUs) equity awards, the Compensation Committee uses the relevant executive officer’s current level of total compensation as the starting point. The Compensation Committee bases any adjustments to the current pay level on several factors, including the scope and complexity of the functions the executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variations in compensation among our executive officers reflect differences in these factors.

The Compensation Committee used the following tools in determining executive vice presidents’ base salary, annual incentive cash targets, and equity awards in 2017:

●	Competitive Peer Group Survey;
●	Internal Pay Equity considerations;
●	Tally Sheets;
●	Management Recommendations; and
●	Annual Performance Reviews.

During the Committee’s first quarter meeting(s), the Compensation Committee approves target total direct compensation for the upcoming year, which is comprised of:

In the first quarter of 2018, the Compensation Committee also reviewed the Company’s and the named executive officers’ performance for fiscal year 2017. After considering various data and input provided by management, the Compensation Committee determined the Company’s corporate performance factor, annual incentive bonus and equity awards for the named executive officers.

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Compensation Consultant

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee. The Chair of the Compensation Committee reports the Committee’s actions and recommendations for the previous quarter to the full Board at the next regularly scheduled Board meeting.

The Compensation Committee engaged the services of Pay Governance LLC (“Pay Governance”) as its independent advisor on matters of executive compensation for 2017. The Compensation Committee’s consultant reports directly to the Committee and provides no other services to the Company or any of its affiliates. For 2017, the Compensation Committee assessed the independence of Pay Governance pursuant to the SEC and NASDAQ rules and concluded that no conflict of interests exists that would prevent Pay Governance from independently representing the Compensation Committee.

As discussed below under “Peer Competitive Group Survey—Market Assessment,” Pay Governance provided the Company and the Committee with compensation data regarding the companies in our competitor peer group. Along with the other factors cited above, the Company used this data to develop its recommendations to the Compensation Committee for 2017 compensation levels for executives other than the CEO. The Compensation Committee and Pay Governance recommended CEO compensation changes to the Board. Pay Governance also provided suggestions on the design of the annual bonus and long-term incentive plans that were used in 2017, and for the long-term performance based incentive program, including the performance measures and weighting, the factors for the Compensation Committee to review when determining whether to adjust the formulaic amount, and the general range of adjustments to apply. Pay Governance did not perform any separate additional services for management.

Competitive Peer Group Survey — Market Assessment

The Compensation Committee reviewed a report on the Company’s compensation programs for senior executive officers which incorporated data provided by Pay Governance. Pay Governance collected compensation data from the companies in our competitor peer group as well as similarly-sized general industry companies, using the 2017 Towers Watson U.S. CDB Executive Compensation Survey. Pay Governance used a combination of peer group proxy and general industry survey data to develop the competitive market. In 2017, following Alaska Airline’s acquisition of Virgin America, we removed Virgin America from our peer group, resulting in a peer group of 8 companies. Consistent with the process we enhanced last year, our benchmarking used a modified measure of revenue (excluding fuel) to improve comparability and avoid measurements issues with volatile pricing of a key commodity and company expense. The current general industry reference group continues to place greater emphasis on consumer-oriented companies, reflecting the role of customer service in JetBlue’s success.

Our competitor peer group consists of the following U.S. airlines:

Company	FY 2017 Revenue ($) (in millions)	Competing in our Market
American Airlines Group	42,207
Delta Air Lines, Inc.	41,244
United Continental Holdings, Inc.	37,736
Southwest Airlines Co.	21,172
Alaska Air Group, Inc./Virgin America	7,933
JetBlue Airways Corporation	7,015
Hawaiian Holdings Inc.	2,695
Spirit Airlines	2,648

These companies, like JetBlue, are airlines with significant revenue (over $1 billion) and with significant operations employing a large number of individuals and aircraft in our competing markets. We believe this group provides a reasonable point of comparison to assist in our assessment of our compensation programs.

We recognize that this peer group has limitations from a statistical perspective given the limited number of companies and the wide variation in size. As a result, the Compensation Committee uses the competitive data as a reference point to monitor the compensation practices of our primary competitors. It was not the sole determining factor in executive compensation decisions. Instead, as described above, it was one of many factors reviewed by the Compensation Committee as part of their decision-making process. The Compensation Committee also considers our Northeast location, route network, cost structure, and size relative to other airlines. The data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. We do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information as a general overview of market practices and to ensure that we make informed decisions on executive pay packages. While we do not establish a specific market percentile ranking for the individual compensation elements that comprise total direct compensation, we review each element to ensure it is reasonable relative to our peer group. We position pay to maintain our competitive cost advantage versus our peer group and recognize that some of the peer competitors are significantly larger and more mature than we are and yet we compete for the same talent pool. Consistent with our compensation objectives discussed above, we incorporate flexibility into our compensation programs and in the executive assessment process to respond to, and adjust for, changes in the business and economic environment and individual accomplishments, performance and circumstances.

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Based on its overall assessment of market pay levels, the Compensation Committee determined that the proposed 2017 total pay of our named executive officers is better positioned, competitively, although room to improve remains. The Compensation Committee expects to continue to adjust relevant pay levels on a go forward, measured basis, contingent on corporate and individual performance in future years.

Tally Sheets

The Compensation Committee uses tally sheets as a reference to ensure its members understand the total compensation being delivered to executives each year and over a multi-year period. When making executive compensation decisions, the Compensation Committee reviews tally sheets for each senior executive officer. Tally sheets provide historical pay levels for the past five years, target and realized pay, value of unvested equity awards, and potential payments at termination for each senior executive officer. Tally sheets enable the Compensation Committee to assess whether the compensation strategy is effective over time.

Internal Pay Equity

In light of our team-based approach to executive officer compensation, the Company carefully considers the relative compensation levels among all members of the executive team for internal pay equity. Accordingly, the Company’s executive compensation program is designed to be internally consistent and equitable in order to further the Company’s success. The Compensation Committee looks at various factors to account for differences in pay levels among the named executive officers. These factors include competitive data, size and complexity of role and individual and team based goal achievement.

Annual Performance Review – Chief Executive Officer

Our Board evaluates our Chief Executive Officer’s performance and compensation on an annual basis. The Chief Executive Officer recuses himself from Board discussions relating to evaluations of his performance and his compensation package. The Board’s evaluation includes both objective and subjective criteria of the Chief Executive Officer’s performance, which include JetBlue’s financial performance, JetBlue’s performance with respect to our long-term strategic objectives and the development of our senior management team. Prior to the Board’s evaluation, the Compensation Committee evaluates the Chief Executive Officer’s compensation. The Compensation Committee uses the competitive market data discussed above to recommend total direct compensation for the Chief Executive Officer. The Compensation Committee conducts a performance review without the Chief Executive Officer’s participation and provides its recommendations to the full Board.

Performance Reviews – Named Executive Officers (Other Than the Chief Executive Officer)

The Compensation Committee, together with our Chief Executive Officer, evaluates the performance of the senior executive officers. The Chief Executive Officer provides a performance assessment and compensation recommendation to the Compensation Committee for the other named executive officers within the overall team performance framework. The performance evaluation is based on factors such as achievement of corporate performance objectives; advancement of strategic initiatives; leadership and talent development; individual business area responsibilities; and performance as an executive team member and overall executive team performance.

The Compensation Committee also reviews total direct compensation data from the competitive data with respect to other senior executive officers. The Compensation Committee makes final determinations regarding other named executive officers’ total compensation.

Comparison of 2017 and 2016 Direct Compensation to Named Executive Officers

The supplemental compensation table below shows how the Compensation Committee assessed total direct compensation for our named executive officers in 2017 and 2016. It is consistent with the Compensation Committee’s analysis of information presented to it in tally sheets (see “Compensation Practices and Procedures — Tally Sheets”) and the Compensation Committee’s evaluation of our performance relative to established performance targets. The Compensation Committee approves restricted stock unit, or RSU, awards when financial results for the previous year are finalized, which occurs early in the following year. The primary difference between this supplemental compensation table and the 2017 Summary Compensation Table is that the supplemental compensation table includes grants of RSU awards in the performance year in which they were earned, rather than in the year in which such awards were granted. The supplemental compensation table presented below is not intended to be a substitute for the 2017 Summary Compensation Table, but provides a condensed summary of actual total direct compensation awarded to the named executive officers for their performance in 2017 and 2016. Mr. Leddy is not included in the table below as he is no longer with JetBlue.

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Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Robin Hayes President and Chief Executive Officer	2017	565,000	94,370	2,249,981	216,430	17,112	3,142,893
	2016	550,000	61,050	2,449,978	323,950	15,923	3,400,901
Stephen Priest Chief Financial Officer(6)	2017	400,000	43,420	699,966	99,580	16,328	1,259,294

James Hnat Executive Vice President and General Counsel	2017	435,000	36,345	449,980	83,355	8,802	1,013,482
	2016	425,000	23,637	549,985	125,163	11,807	1,135,592
Martin St. George Executive Vice President Commercial and Planning	2017	410,000	34,250	449,980	78,550	17,226	990,006
	2016	400,000	22,200	449,982	117,800	15,194	1,005,176
Alexander Chatkewitz Vice President and Controller	2017	300,000	10,018	169,990	83,682	10,836	574,526
	2016	275,600	5,507	124,994	87,193	13,871	507,165
(1)	Includes annualized salary for the year indicated.
(2)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based bonuses are reported under the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis — Summary of Fiscal Year 2017 Executive Compensation Decisions — Annual Incentive” and “— Long-Term Incentive” above. Amounts reported for fiscal 2017 represent discretionary adjustments of the non-equity incentive plan payouts for each named executive officer in excess of performance achieved. See “Compensation Discussion and Analysis — Summary of Fiscal Year 2017 Executive Compensation Decisions — Annual Incentive and Equity Compensation” and “— Bonuses” above.”
(3)	Includes the aggregate grant date fair value (calculated in accordance with accounting guidance) of awards of (i) RSUs for the performance year indicated, and (ii) PSUs granted in 2017 which will be paid, if at all, based on the Company’s performance years in 2017 - 2019.
(4)	Includes the annual incentive bonuses paid for the performance year indicated.
(5)	Represents Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our crewmembers are eligible to participate, as well as life insurance premiums, and positive space flights and executive physicals, if any. The 401(k) matching contribution for each of Mr. Hayes, Mr. Priest, and Mr. St. George was $13,500, Mr. Chatkewitz $8,868 and Mr. Hnat, $7,500.
(6)	Mr. Priest was appointed JetBlue’s Chief Financial Officer on February 21, 2017.
Base Salary

The below table sets forth annualized base salaries for 2017 and 2016.

Executive	2017 salary	2016 salary
Robin Hayes	$565,000	$550,000
Stephen Priest(1)	$400,000	$-
James Hnat	$435,000	$425,000
Martin St. George	$410,000	$400,000
Alexander Chatkewitz	$300,000	$275,600
James Leddy(2)	$378,500	$365,650
(1)	Mr. Priest was appointed as JetBlue’s Chief Financial Officer on February 21, 2017. He was not a Named Executive Officer in 2016.
(2)	Mr. Leddy served as interim Chief Financial Officer from November 1, 2016 through February 2017.
Annual Incentive Bonuses

The Company’s annual incentive targets and equity targets are payable according to the Company’s achievement of its annual performance metrics. Our program has a preliminary threshold of $1 of pre-tax income. Pre-tax income is also the threshold for our front line crewmember payment of profit sharing (which is payable primarily to non-equity eligible crewmembers). Our manager level and above crewmembers, including our named executive officers, will not benefit from bonus payments if our front line personnel do not receive Retirement Plus or profit sharing due to our financial results.

Our annual incentive bonuses, which are payable in cash, aim to reward executive officers and members of leadership throughout the organization to the manager level for attaining annual corporate performance targets.

In addition, the Compensation Committee, for 2017, maintained our Chief Executive Officer’s target bonus opportunity at 100% (or $565,000). The Compensation Committee set the target bonus opportunity of our Chief Financial Officer at 65%, and the remaining named executive officers at 50% and Vice President at 30%.

The named executive officers’ maximum bonus is two times their target bonus.

The Compensation Committee may adjust the formulaic funding upwards or downwards by up to 35% based on qualitative and quantitative factors, including operating and financial performance versus our peer group and the market, variances in fuel costs from the assumptions in the budget, total stockholder return in absolute and versus our peer group, and our long-term strategic plan development and execution.

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The Compensation Committee relied on our performance assessment framework to evaluate our results on each goal and then performed a collective assessment across all goals to determine a corporate performance factor, which was then applied to our annual incentive bonus awards. For 2017, the corporate performance factor was determined as follows:

Measure	Weight	Target	Performance Achieved	Payout Achieved as a % of Target	Actual Payout Approved as a % of Target
On Time Performance	30%	79.0%	72.6%	38.3%	55%
Customer NPS	20%	66.0%	59.8%
Controllable Cost	30%	2.5%	3.5%
Pre-tax Margin	20%	13.6%	14.1%
(1)	Customer Net Promoter Score, or NPS, is a non-financial measure that assesses brand loyalty based on a customer’s subjective survey responses to a customer experience. NPS is calculated by taking the percent of brand promoters and subtracting the percent of brand detractors, yielding a score between -100 and 100. The NPS achieved in this table represents quarterly NPS figures averaged for the year. Controllable Cost is a financial measure to focus on costs which we can control, unlike fuel, for example, which is subject to external factors. We evaluate Controllable Cost on a year over year percentage change basis in accordance with generally accepted U.S. accounting principles. Pre-Tax margin is a financial measure calculated using generally accepted U.S. accounting principles.

A “Met” target assessment would have resulted in a corporate performance factor of 100%, which would have resulted in a payout of the percentages of base salary for the named executive officers as discussed above. After evaluating the Company’s performance, the Compensation Committee chose to adjust the formulaic funding upward from 38.3 to 55% of target. The Compensation Committee considered the impacts of Hurricanes Harvey, Irma and Maria on our network, as well as our response to the devastating storms. In addition, the Committee noted the on time performance challenges including Air Traffic Control staffing and late notice of a Boston runway closure, a 160% increase, year over year, in a higher level of irregular operations, and a spike in events driving a higher level of out of service aircraft. Finally, the Compensation Committee normalized the effect of the income tax reform bonuses paid to our crewmembers (excepting our CEO and our EVPs).

Long-Term Equity Awards

Equity grants directly align executive officers’ interests with the interests of stockholders by rewarding achievement of long-term performance goals and increases in the value of our share price. Such grants enable us to attract, retain and motivate highly qualified individuals for leadership positions within the Company.

We have historically used RSUs, based on achievement of goals set the previous year, and with a three year service-based vesting period, to retain and motivate our crewmembers, including our named executive officers. We also use a performance-based compensatory element, with Performance Stock Units (PSUs) as the relevant vehicle. In 2017, approximately 52% of the total PSU award target opportunity for eligible named executive officers were in the form of PSUs that are earned (or forfeited) based on the Company’s achievement of pre-established performance metrics. We believe this program is structured to ensure close alignment of the interests of our seniormost officers and stockholders.

Restricted Stock Units (RSUs)

We grant equity in the form of RSUs in connection with our annual performance review, and upon hire or promotion. Our annual equity grants are made following the Compensation Committee meeting during the first quarter of each year and vest in equal annual installments over the next three years. We do not time our equity grants to coincide with the disclosure of non-public material information.

To avoid a situation where the same set of metrics triggered both bonus and equity payouts or paid out neither, we award RSUs that vest over three years to our named executive officers based on the individual’s performance assessed against the executive’s degree of achievement of his or her individual goals, and a subjective assessment of the degree of difficulty of those goals, reflected in the equity grants paid in 2018 based on 2017 performance as shown in the supplemental compensation table.

Our RSU award opportunities for 2017 performance are set forth in the below table.

The actual awards range from a maximum of 200% of such target opportunity to a minimum of 50% of such target opportunity. Performance under the minimum would earn 0%. The ranges were selected based on peer compensation data and in light of the Company’s internal pay equity considerations and its financial performance.

Our named executive officers are evaluated annually on their achievement of individual goals, tailored to that executive’s responsibilities and the workgroups he supervises. All of our officers had culture goals, since we believe our strong and unique culture is integral to our success. Our officers also supported shared operational goals. In addition, our CEO had goals around safety, improving JetBlue’s financial and operational performance, continuing to innovate in the customer experience, and effectively lead JetBlue. Mr. Priest, Mr. Hnat, Mr. St. George, and Mr. Chatkewitz had culture goals, shared operational goals, goals supporting aspects of the Company’s overall plan and goals relating specifically to the departments which they lead.

Mr. Hayes reviewed the performance of the senior executive officers, as well as other members of his team. Mr. Hayes, in performing his reviews, also used his judgment in evaluating the degree of difficulty of achieving the individual goals. Each of the named executive officers met or exceeded his individual performance goals, resulting in the equity awards shown in the applicable tables.

The Compensation Committee, in consultation with the Board reviewed Mr. Hayes’ performance and leadership in 2017 in light of the Company’s overall performance and approved an award of $1,000,000 worth of RSUs to Mr. Hayes.

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Based on the Committee’s, and, in connection with Mr. Hayes, the Board’s assessment of each senior executive officer’s individual performance in 2017, the following RSU awards were made on February 22, 2018:

Name and Title	2017 Target Opportunity for RSUs ($ Fair Market Value on date of grant)	2017 RSU Award (Fair Market Value $)
Robin Hayes, CEO and President	750,000	1,000,000
Stephen Priest, EVP, CFO	300,000	400,000
James Hnat, EVP, GC	300,000	300,000
Martin St. George, EVP, Commercial & Planning	300,000	300,000
Alexander Chatkewitz, VP, Controller	75,000	170,000
James Leddy, Interim CFO*	-	-
*	Mr. Leddy did not receive an RSU award in February 2018.

We believe this approach was consistent with our pay for performance philosophy whereby we link our corporate results and individual goal achievement to each named executive officer’s compensation. These RSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date and are forfeitable if the officer were to leave the Company before the awards are fully vested.

Performance Stock Units (PSUs)

In 2013, the Compensation Committee adopted a long-term performance incentive program. For the performance period 2017-2019, the Company’s long-term incentive metrics included a relative to industry pre-tax margin growth goal, weighted at one-third, and a relative Return on Invested Capital growth of industry goal (ROIC), weighted at two-thirds. We believe these relative metrics will properly reflect our financial performance versus that of other airlines, with actual payouts based on actual GAAP results for every carrier (inclusive of special items). We continued to use the relative ROIC metric because, due to above-industry capacity growth projections which can be capital intensive, our objective was to improve our results comparable with or better than the industry average. As in 2016, in 2017 we opted to use relative pre-tax margin because, given our initiatives underway, our goal was to grow pre-tax margin more rapidly than the industry. Our 2017 performance stock unit targets are key metrics we use to manage our business. We feel that these targets align management’s and stockholders’ interests, of improving stockholder value over time. The number of PSUs awarded at the end of the three-year performance period will vary based on the actual performance. The value earned will be delivered in common stock following the completion of a three-year performance period subject to our performance against the pre-established corporate goals and certification by the Compensation Committee. Payouts in respect of the 2017 PSU awards may range from 0 to 200% of the target award based on the Company’s performance measured against industry relative pre-tax margin growth and ROIC growth.

The 2017 PSU goals, at target, are: CEO $1,250,000, CFO $300,000, other EVPs $150,000 and SVPs $50,000. The PSU maximum is 200% of target and the minimum is 50% of target. If performance were to come in below the minimum award opportunity for the PSU goals, the PSU would pay out at zero.

The PSUs are another way in which the Committee has introduced variability into the named executive officer compensation. Actual amounts of 2017- 2019 PSU awards granted in April 2017 are disclosed in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table. The amounts paid out for the 2014-2016 performance period are reported in the “Options Exercised and Stock Vested” table.

Our long-term performance-based incentive plan covers three year forward looking performance periods. For the 2017-2019 Performance Period, our team is aiming for continued ROIC improvement, mindful that we are a growth airline. We do not disclose a specific ROIC target due to the highly volatile nature of our business. Moreover, the components of ROIC include highly sensitive data, such as projected net income, and we believe that such disclosure would result in serious competitive harm.

For our relative pre-tax margin growth target, we are trying to maintain competitive margin growth positioning. We have not disclosed the relative target because it is competitively sensitive as a forward looking metric. Disclosing our relative target margin figures on a prospective basis would subject us to significant competitive harm. This metric is difficult to achieve as we operate in a highly volatile industry that is very sensitive to global economic forces. Further, our domestic competitors have all lowered their costs through bankruptcy or merger activity. Maintaining management focus, through our long-term incentive program, is important to this goal.

We believe that the targets were designed to be challenging but attainable if we had what we considered to be successful years. We incorporate “confidence factors” into our goal setting. We expect that using such confidence factors will help us set and achieve better goals and avoid negative incentive effects, despite otherwise positive performance. We must meet or exceed the industry average to hit our target.

The number of shares of PSUs for the 2018-2020 performance period will be determined based on the closing price of the Company’s common stock on the grant date, April 12, 2018. The Compensation Committee approves the grant dates in advance.

Vesting of 2015 Long-Term Incentive Program (LTIP) Performance Unit Grants

In March 2015, the Compensation Committee approved grants of performance units, subject to a three-year performance period. The 2015-2017 performance cycle completed on December 31, 2017, but vesting remained subject to certification of performance results by the Compensation Committee.

The 2015 performance unit grants had two components. The performance goals were independent of each other and weighted 2/3 for the ROIC goal and 1/3 for the relative ex fuel CASM goal. Depending upon actual company performance relative to these performance goals, the exact number of shares that could have vested ranged from 0 to 200% of the target award. At the conclusion of the performance period, the Compensation Committee calculated the Company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2015 performance unit grants.

During the performance period, we achieved an ROIC of 10.3%, resulting in a 120% vesting percentage for that half of the program. We achieved an ex fuel CASM to industry goal of 10.7%, resulting in a 90% percent vesting percentage for that half of the program. Based on the Compensation Committee’s calculation of these performance measures, the 2015 PSU grants vested at 110%. The Committee considered the impact of the late 2017 tax reform and adjusted the PSU metrics downward, to be tax reform “neutral”, lowering the achievement to 110%. The following table summarizes the performance results with respect to each of the performance measures applicable to the 2015 LTIP PSU grants and the corresponding contributions to the vesting percentage.

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Performance Measures — 2015-2017	Result	Weight	Vesting
ROIC	120%	66.67%	80%
Relative Ex fuel CASM	90%	33.33%	30%
		TOTAL	110%

The following table summarizes the number of shares awarded for the 2015-2017 PSU grants and the number of shares paid out with respect to such grants for our named executive officers, based on the 110% vesting percentage, which was approved by the Compensation Committee in March 2018. Since these awards were subject to Compensation Committee certification at December 31, 2017, the awards are reflected as outstanding awards in the ”Outstanding Equity Awards at Fiscal Year End” table.

	Vesting of 2015 Performance Unit Grants
Name(1)	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Robin Hayes	36,288	110	39,916
Mark Powers(2)	19,180	110	18,686
James Hnat	7,776	110	8,553
Martin St. George	7,776	110	8,553
James Leddy(3)	2,592	110	-
(1)	Mr. Chatkewitz did not receive a 2015-2017 PSU grant.
(2)	Mr. Powers retired in November 2017; his 2015-2017 performance units were pro-rated pursuant to the terms of the award agreement.
(3)	Mr. Leddy’s 2015 award was subject to forfeiture following his departure from JetBlue.

All Other Compensation

Perquisites and Other Personal Benefits

We offer limited perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”

Post-Employment Benefits

To promote retention and recruiting, we also offer limited arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of a crewmember’s separation from service with us and enable crewmembers to focus on Company duties while employed by us.

●	Severance Benefits. In the event of a change in control, post-employment severance benefits for our named executive officers are provided through our Executive Change in Control Severance Plan (the “Executive Plan”) and our Amended and Restated 2002 Stock Incentive Plan or our Amended and Restated 2011 Incentive Compensation Plan, as applicable. Our Executive Plan is intended to ensure stability within the Company during a period of uncertainty resulting from the possibility of a change in control of the Company by providing incentives for certain designated crewmembers, including our named executive officers, to remain in our employ. See “—Agreements Governing Termination,” “—Agreements Governing a Change in Control” and “—Potential Payments Upon Termination or Change in Control” below. Otherwise, severance benefits are provided to departing executives on a case-by-case basis.
●	Retirement Benefits. Our executive officers may participate in our 401(k) defined contribution retirement plan provided to substantially all other U.S. crewmembers and do not receive special retirement plans or benefits. For our executive officers as well as all other participating crewmembers, we match employee contributions under this plan 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests over five years. Our award agreements under the Amended and Restated 2011 Incentive Compensation Plan were amended in 2014 to include retirement provisions for retirement eligible crewmembers, which provide for either accelerated or continued vesting of RSUs and PSUs.

Tax Impacts

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation paid to certain executive officers that a public company can deduct from its federal income tax return in any one year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of our equity incentive plan were previously approved by our stockholders for purposes of Section 162(m), which allowed us to grant certain annual incentive awards and long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) of the Code in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating

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executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) of the Code and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the company.

Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon certain individuals who receive payments upon a change in control if the payments received by them equal or exceed an amount approximating three times their average annual compensation. The excise tax is imposed on all such payments exceeding one time an individual’s average annual compensation. A company will also lose its tax deduction for such “excess parachute payments.” As discussed under “Payments upon a Change in Control-Executive Change in Control Plan,” below, the Executive Plan provides for tax “gross-up” payments to our named executive officers to cover the cost of this excise tax.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

The Compensation Committee of JetBlue:

David Checketts

Virginia Gambale (Chair)

Stephan Gemkow

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SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2017, 2016 and 2015 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robin Hayes President and Chief Executive Officer	2017	563,125	94,370	2,449,987	216,430	17,112	3,341,024
	2016	550,000	61,050	2,209,978	323,950	15,923	3,160,901
	2015	542,500	-	1,999,995	718,850	14,814	3,276,159
Stephen Priest Executive Vice President and Chief Financial Officer(5)	2017	391,438	43,420	774,963	99,580	16,328	1,325,729

James Hnat Executive Vice President and General Counsel	2017	433,750	36,345	549,981	83,355	8,802	1,112,233
	2016	425,000	26,637	449,971	125,163	11,807	1,038,578
	2015	424,917	-	499,996	277,800	11,061	1,213,774
Martin St. George Executive Vice President Commercial and Planning	2017	408,750	34,250	449,979	78,550	17,226	988,755
	2016	400,000	22,200	499,983	117,800	15,194	1,055,177
	2015	392,479	-	493,738	257,500	14,127	1,157,844
Alexander Chatkewitz Vice President Controller	2017	286,195	10,018	124,994	83,682	10,836	515,725
	2016	274,717	5,507	124,983	87,193	621	493,021
	2015	265,000	-	74,994	119,600	594	460,188
James Leddy Interim Chief Financial Officer	2017	63,083	351,812	269,968	-	199,250	883,843
	2016	364,763	13,800	254,974	117,200	14,120	764,857

(1)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based bonuses are reported above under the “Non-Equity Incentive Plan Compensation” column. Amounts reported for fiscal year 2017 represent discretionary adjustments of the non-equity incentive plan payouts for each named executive officer in excess of the performance achieved. See “Compensation Discussion and Analysis — Annual Incentive Bonuses” above.
(2)	Represents (i) the grant date fair value of the RSUs based on JetBlue’s stock price on the grant date and (ii) the grant date fair value of the PSUs subject to performance conditions represented at target level, in each case computed in accordance with FASB ASC Topic 718. With respect to the PSUs, granted in 2017, which will be paid, if at all, based on the Company’s performance in years 2017-2019 and assuming the maximum performance levels were probable on the grant date, the grant date fair values for each of our named executive officers PSUs awarded in 2017 would be as follows: Mr. Hayes-$2,499,970, Mr. Priest-$599,960, Mr. Hnat-$299,998, and Mr. St George $299,998. Please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, for further discussion related to the assumptions used in our valuation as well as the disclosure of the accounting expense recognized. For information on the valuation assumptions with respect to grants made prior to 2017, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. See the “Grants of Plan-Based Awards” table below for further information on RSUs and PSUs granted in 2017.
(3)	Represents annual cash incentive bonus earned in 2017, 2016 and 2015, based upon each named executive officer’s achievement of certain specified annual performance targets. The amounts earned in 2017 were paid on February 20, 2018, the amounts earned in 2016 were paid on February 21, 2017 and the amounts earned in 2015 were paid on February 19, 2016. See “Compensation Discussion and Analysis — Annual Incentive Bonuses” above. Mr. Leddy resigned in February 2017 and did not receive an incentive bonus.
(4)	Represents Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our crewmembers are eligible to participate, as well as life insurance premiums, positive space flights and executive physicals, if any. The 401(k) matching contribution for each of Mr. Hayes, Mr. Priest, and Mr. St. George was $13,500, for Mr. Chatkewitz, $8,868 and for Mr. Hnat, $7,500. The totals for Mr. Leddy include a $5,000 per month stipend paid to him for his service as Interim Chief Financial Officer. The amount for Mr. Leddy includes $189,250 as compensation as an advisor.
(5)	As previously announced by the Company, Mr. Priest was appointed Executive Vice President and Chief Financial Officer on February 21, 2017. He was not a Named Executive Officer prior to such appointment.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information, as of December 31, 2017, concerning individual grants of equity and non-equity plan-based awards made to the named executive officers during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Robin Hayes	2/24/2017							61,318	1,199,993
	4/12/2017				29,481	58,962	117,924		1,249,994
		282,500	565,000	1,130,000
Stephen Priest	2/24/2017							12,774	249,987
	4/12/2017				7,075	14,150	28,300		299,980
	4/12/2017							10,613	224,996
		130,000	260,000	520,000
James Hnat	2/24/2017							20,439	399,991
	4/12/2017				3,538	7,075	14,150		149,990
		108,750	217,500	435,000
Martin St. George	2/24/2017							15,329	299,989
	4/12/2017				3,538	7,075	14,150		149,990
		102,500	205,000	410,000
Alexander Chatkewitz	2/24/2017							6,387	124,994
		45,000	90,000	180,000
James Leddy	2/24/2017							13,795	269,968
		65,500	131,000	262,000
(1)	Represents the annual incentive bonus. The Threshold column reflects the minimum annual incentive bonus award that would have been granted had we achieved minimum performance targets for 2017. The Target column reflects the award granted if we were to achieve all of our 2017 performance targets. See “Compensation Discussion and Analysis — Annual Incentive Bonuses” above. The Maximum column reflects awards that would have been payable for our 2017 performance had we exceeded all of our performance targets for the year. The payouts are based on performance goals established at the beginning of the year and are therefore completely at risk. The performance goals for determining the payout are described in “Compensation Discussion and Analysis — Annual Incentive Bonuses” above. Actual payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Represents PSUs granted under our Amended and Restated 2011 Incentive Compensation Plan in 2017, which will be paid, if at all, based on the Company’s performance in years 2017-2019. The Threshold column reflects the minimum equity award units based on achieving the minimum level of performance in each of the performance metrics described in the relevant PSU Award agreement. The Target column reflects the target equity award units if we were to achieve target level performance. The Maximum column reflects the maximum award units if we were to achieve the maximum level of each of the performance metrics as described further in footnote (4).
(3)	Represents RSUs granted under our Amended and Restated 2011 Incentive Compensation Plan. Subject to the named executive officers’ continued employment, these equity awards vest in a series of three equal annual installments commencing on the first anniversary of the grant date, subject to immediate vesting upon termination following change in control events.
(4)	Represents total grant date fair value of RSUs and PSUs as determined in accordance with FASB ASC Topic 718. Please refer to Note 7 of our consolidated financial statements in our 2017 Annual Report on Form 10-K for further discussion related to the assumptions used in our valuations of RSUs and PSUs.

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Summary of Employment Agreement with Mr. Hayes

On February 12, 2015, the Company and Mr. Hayes executed an employment agreement for Mr. Hayes as Chief Executive Officer and President of the Company. The agreement commenced on February 16, 2015, when Mr. Hayes became the Company’s CEO and President. The term is a three-year term, with a renewal option for a second three year-term, at the discretion of the Board. The agreement provides that Mr. Hayes will be paid an annual salary at the rate of $550,000, an annual incentive bonus as provided by the Company to its senior executives, currently at a target of 100% of the base salary, both salary and bonus subject to the review and approval of the Board of Directors in its discretion. The agreement also provides that Mr. Hayes will also be eligible to receive an annual award of RSUs and an annual award of PSUs, both pursuant to the Company’s Amended and Restated 2011 Incentive Compensation Plan and related award agreements. The agreement provides for health, welfare and flight benefits as provided to other senior executive officers of the Company. The agreement provides for termination for cause, and for severance should Mr. Hayes be terminated during the term without cause. The agreement provides for customary confidentiality, non-competition, non-solicitation and non-disparagement provisions. The agreement is terminable by Mr. Hayes or by the Company, in each case as more fully described below under “Potential Payments upon Termination or Change In Control.” See “— Agreements Governing Termination.” In February 2017, the Board and Mr. Hayes agreed to extend his employment agreement through July 31, 2021, and increased Mr. Hayes’ annual base salary from $550,000 to $565,000.

Summary of Agreements with Other Named Executive Officers

In 2017, none of Mr. Priest, Mr. Hnat, Mr. St. George nor Mr. Chatkewitz had employment agreements with the Company.

Upon Mr. Priest’s appointment as Chief Financial Officer, Mr. Leddy, who had been acting interim Chief Financial Officer, resigned from JetBlue. JetBlue and Mr. Leddy entered into an agreement under which Mr. Leddy continued to be employed by the Company from March 1 through September 1, 2017 as an Advisor at the annual salary rate of $378,500 with a lump sum payment of $351,812 at the conclusion of the term. During the term, Mr. Leddy’s equity awards continued to vest in accordance with their terms and conditions and Mr. Leddy continued to receive all Company health and welfare benefits provided to crewmembers. Subject to the terms and conditions of the Company’s pass travel programs as may be amended from time to time, he received flight benefits on JetBlue. He is not eligible for any other equity or annual incentive awards during his consulting term.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all outstanding equity awards for each named executive officer at December 31, 2017.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(1)	(g)	(h)(2)	(i)(3)	(j)
Robin Hayes	2/13/2015	25,748	575,203	-	-
	4/8/2015		-	72,576	1,621,348
	2/24/2016	27,386	611,803	-	-
	4/12/2016	-	-	65,410	1,461,259
	2/24/2017	61,318	1,369,844		-
	4/12/2017			29,481	658,605
Stephen Priest	10/14/2015	1,713	38,269
	2/24/2016	2,852	63,714
	2/24/2017	12,774	285,327	-	-
	4/12/2017	10,613	237,094	-	-
	4/12/2017			7,075	158,055
James Hnat	2/13/2015	6,932	154,861
	4/8/2015			15,552	347,432
	2/24/2016	8,558	191,186
	4/12/2016			7,849	175,346
	2/24/2017	20,439	456,607
	4/12/2017			3,537	79,027
Martin St. George	2/13/2015	4,333	96,799
	4/8/2015	2,160	48,254
	4/8/2015			15,552	347,432
	2/24/2016	9,984	223,043
	4/12/2016			7,849	175,346
	2/24/2017	15,329	342,450
	4/12/2017			3,537	79,027
Alexander Chatkewitz	2/13/2015	1,486	33,197
	2/24/2016	3,566	79,664
	2/24/2017	6,387	142,686

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(1)	Please refer to the table below for the applicable vesting schedules of outstanding option, RSU and PSU awards.

Grant Date	Vesting Schedule
10/14/2015	One-third in three equal annual installments beginning on October 14, 2016
2/13/2015	One-third in three equal annual installments beginning on February 13, 2016
4/8/2015	One-third in three equal annual installments beginning on April 8, 2016
4/8/2015	3 year cliff vesting beginning on April 8, 2015 and subject to meeting certain performance goals for fiscal years 2015, 2016 & 2017, payable in 2018
2/24/2016	One-third in three equal annual installments beginning on February 24, 2016
4/12/2016	3 year cliff vesting beginning on April 12, 2016 and subject to meeting certain performance goals for fiscal years 2016, 2017 & 2018, payable in 2019
12/12/2016	One-third in three equal annual installments beginning on December 12, 2016
2/24/2017	One-third in three equal annual installments beginning on February 24, 2018
4/12/2017	3 year cliff vesting beginning on April 12, 2017 and subject to meeting certain performance goals for fiscal years 2017, 2018, 2019, payable in 2020
(2)	The amount listed in this column represents the product of the closing market price of the Company’s stock as of December 29, 2017 ($22.34) multiplied by the number of shares of stock subject to the award.
(3)	The number of shares reported for the 2015 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the maximum (200%) performance. At year-end 2017, our measurement of both metrics for the 2015–2017 performance period had us tracking toward 110% of target. The actual number of shares earned was based on achievement of performance metrics (ROIC and relative ex-fuel CASM) at the end of the applicable performance period, December 31, 2017 and were payable in common stock, in a range of 0% to 200% following certification of performance results by our Board of Directors. See “Performance Stock Units (PSUs) — “Vesting of 2015 Long-Term Incentive Program Performance Unit Grants” at p. 39. The number of shares reported for the 2016 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the target (100%) performance. At year-end 2016, our measurement of both metrics for the 2016-2018 performance period has us tracking towards 80% (below target). The actual number of shares earned (if any) will be based on achievement of performance metrics (Relative ROIC Growth and Relative Pre-Tax Margin Growth) at the end of the applicable performance period, December 31, 2018 and are payable in common stock, in a range of 0% to 200% once certified by our Board of Directors. The number of shares reported for the 2017 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the threshold target (50%) performance. At year-end 2017, our measurement of both metrics for the 2017-2019 performance period has us tracking towards 30% (below target). The actual number of shares earned (if any) will be based on achievement of performance metrics (Relative ROIC Growth and Relative Pre-Tax Margin Growth) at the end of the applicable performance period, December 31, 2019 and are payable in common stock, in a range of 0% to 200% once certified by our Board of Directors.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises and vesting of performance stock unit awards and restricted stock unit awards during 2017 for each named executive officer:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robin Hayes			123,186	2,495,238
Stephen Priest			3,139	62,801
Jim Hnat	15,000	164,814	42,060	845,520
Martin St. George			18,828	374,921
Alexander Chatkewitz			3,267	64,336
James Leddy			13,801	273,138
(1)	Shares vested consist of (i) vested RSUs and (ii) PSUs for the 2014-2016 performance period that vested following the Compensation Committee’s certification of performance results in March 2017, at a performance level of 120%. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our named executive officers may receive various payments if his employment is terminated, depending on the grounds for the termination. Employment may be terminated in various ways, including the following:

●	Voluntary termination of employment by the named executive officer (with or without “good reason”);
●	Termination of employment by the Company (with or without “cause”);
●	Termination in the event of the disability or death of the named executive officer; and
●	Termination following a change in control of the Company.

In the table beginning on page 50, we provide estimates of the payments that our named executive officers would have received had their employment been terminated as of December 31, 2017.

Potential payments made to Mr. Hayes upon the termination of his employment or upon a change in control are governed by the terms of his employment agreement with the Company and the benefit plans in which he participates. The Company has a severance plan that would govern the termination of our executives. Mr. Leddy’s column reflects his actual payment upon his departure from JetBlue. As of December 31, 2017, none of Mr. Priest, Mr. Hnat, Mr. St. George or Mr. Chatkewitz had employment agreements with the Company.

Agreements Governing Termination

Potential Payments to Mr. Hayes upon Termination

We have an employment agreement, as amended, with Mr. Hayes, our President and Chief Executive Officer, until July 31, 2021. Under Mr. Hayes’s employment agreement, the agreement provides that, if Mr. Hayes were terminated without Cause, he would be paid as if eligible for severance under the Severance Plan (as defined below). Under Mr. Hayes’ employment agreement, if the Company were to terminate Mr. Hayes’ employment for Cause (as defined in the Severance Plan), or if Mr. Hayes were to resign from the Company, Mr. Hayes would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If, after termination of his employment without Cause, Mr. Hayes were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph. If Mr. Hayes’ employment were terminated by reason of his death or Disability (as defined below), the Company would pay Mr. Hayes (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits. For purposes of the employment agreement, “Cause” means a conviction of or a plea of no contest to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies that materially adversely affects JetBlue; intentional damage to JetBlue property or business; gross insubordination or incompetence; habitual neglect of his duties with JetBlue; or conduct that demonstrates gross unfitness to serve, including alcoholism or substance abuse. “Disability” means that Mr. Hayes is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

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Potential Payments to Other Named Executive Officers

As of December 31, 2017, we had no contractual obligations to make severance payments to any of our named executive officers other than Mr. Hayes (except as provided in the severance plan described below).

For details of the payments made to Mr. Leddy following Mr. Priest’s appointment as Chief Financial Officer, see “Summary of Agreements with Other Named Executive Officers” at page 44.

Severance Plan Summary

On May 22, 2014, upon recommendation of the Compensation Committee, the Board of Directors approved and adopted the JetBlue Airways Corporation Severance Plan (the “Severance Plan”). The Severance Plan provides that upon occurrence of a Severance Event, as defined in the Severance Plan, a crewmember who meets the plan conditions for eligibility (a “Participant”) will be paid cash severance, pursuant to a formula based on job level at the Termination Date, as defined in the Severance Plan, and years of service. The Severance Plan also provides for payment of pro-rated average annual bonus, and either forfeiture, continued vesting or acceleration of various outstanding equity awards (depending on award type and conditions upon grant). Participants may receive medical and/or dental benefits, COBRA payments, and career transition consulting services. If a crewmember is terminated for Cause, no severance benefits are payable. The Severance Plan defines “Cause” as a Participant’s (a) conviction of, or plea of no contest to, a felony or other crime involving moral turpitude or dishonesty; (b) participation in a fraud or willful act of dishonesty against the Company or a subsidiary of the Company that adversely affects the Company or any such subsidiary in a material way; (c) willful breach of the Company’s policies that affects the Company in a material way; (d) causing intentional damage to the Company’s property or business; (e) conduct that constitutes gross insubordination; or (f) habitual neglect of his or her duties with the Company or a subsidiary of the Company. The determination of whether a Termination of Employment is for Cause will be made by the Plan Administrator, as defined in the Severance Plan, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant.

Arrangements Governing a Change in Control

Executive Change in Control Plan

On June 28, 2007, upon recommendation of the Compensation Committee, the Board approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the “Executive Plan”). A “change in control,” as defined in the Executive Plan, means: (i) a reorganization, merger, consolidation or other corporate transaction involving JetBlue, such that the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership, immediately prior to such business combination, of the voting securities of the Company; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, or the consummation of a plan of complete liquidation or dissolution of the Company. The Executive Plan provides severance and welfare benefits to eligible employees who are involuntarily terminated from employment without cause or when they resign during the two-year period following a change in control for “Good Reason” (a “Qualifying Termination Event”). “Good Reason” means the termination of employment by an eligible employee because of any of the following events: (1) a 10% reduction by the Company (other than in connection with a Company-wide, across-the-board reduction), in (x) his or her annual base pay or bonus opportunity as in effect immediately prior to the change in control date or (y) his or her bonus opportunity or 12 times his or her average monthly salary, or as same may be increased from time to time thereafter; (2) a material reduction in the duties or responsibilities of the eligible employee from those in effect prior to the change in control; or (3) the Company requiring the eligible employee to relocate from the office of the Company where an eligible employee is principally employed immediately prior to the change in control date to a location that is more than 50 miles from such office of the Company (except for required travel on the Company’s business to an extent substantially consistent with such eligible employee’s customary business travel obligations in the ordinary course of business prior to the change in control date). For purposes of the Executive Plan, “cause” means a conviction of or a plea of no contest to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies which materially adversely affects the Company; intentional damage to the Company’s property or business; habitual conduct that constitutes gross insubordination; or habitual neglect of his or her duties with the Company.

A named executive officer who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Plan will be entitled to: (i) payment of his or her accrued but unused paid time off as of the date of termination; (ii) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (iii) payment for certain unreimbursed relocation expenses incurred by him or her (if any). Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months for our named executive officers. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the Company’s COBRA reimbursement payments will be eliminated. In addition, named executive officers are eligible for flight benefits for two years following a Qualifying Termination Event.

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With respect to named executive officers, the Executive Plan also contains an excise tax gross-up provision whereby if such employees incur any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, the employee will be entitled to a gross-up payment in an amount that would place him or her in the same after-tax position he or she would have been in had no excise tax applied.

The Executive Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices. Such reconsideration took place in September 2010 and the Board made no changes to the Executive Plan in light of the then ongoing industry changes.

Potential payments upon a change in control under the Executive Plan are estimated in the table below captioned “Potential Payments Upon Termination.”

Potential Payments in Connection with our Amended and Restated 2002 Stock Incentive Plan

In addition to the above, our Amended and Restated 2002 Stock Incentive Plan provides for immediate vesting of various equity grants in the event of a change in control. The phrase “change in control,” as used in the plan, means any of the following: a change in ownership or control of the Company effected through a merger, consolidation or other reorganization approved by our stockholders (unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction); the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or the acquisition, directly or indirectly by any person or group of persons unaffiliated with us, of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made to our stockholders.

Potential payments upon a change in control under the Amended and Restated 2002 Stock Incentive Plan are provided in the table below captioned “Potential Payments Upon Termination.”

Potential Payments in Connection with our Amended and Restated 2011 Incentive Compensation Plan

Under the Amended and Restated 2011 Incentive Compensation Plan, a change in control of the Company will have no effect on outstanding awards under the plan that the Board of Directors or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award (i) is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market; (ii) provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award; (iii) has an economic value that is substantially equivalent to that of the outstanding award; (iv) provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for cause or resignation without good reason, within 18 months following the change in control (or prior to a change in control, but following the date on which we agree in principle to enter into that change in control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of the third anniversary of the change in control and expiration of the term of the outstanding award; and (v) will not subject the holder to additional taxes or interest under section 409A of the Code.

If the Board of Directors or the Compensation Committee does not make this determination with respect to any outstanding awards, then (i) the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change in control; or (ii) the Board of Directors or the Compensation Committee will provide that in connection with the change in control (1) each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change in control date, reduced by the option exercise price or grant price of the option or SAR, (2) each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change in control date, (3) any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award; (4) the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and (5) the Board of Directors or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

The phrase “change in control,” as used in the plan, means, very generally, any of the following: (a) the acquisition by certain persons of voting securities representing 30% or more of our common stock or of the combined voting power of all of our voting securities, (b) certain changes in the majority of the members of our Board of Directors, (c) certain corporate transactions, such as a merger, reorganization, consolidation or sale of substantially all of our assets, that result in certain changes to the composition of our stockholders, or (d) a complete liquidation or dissolution of JetBlue.

Potential payments upon a change in control under the 2011 Incentive Compensation Plan are provided in the table below captioned “Potential Payments Upon Termination.”

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Potential Payments Upon Termination

The table below sets forth potential benefits that each named executive officer would be entitled to receive upon termination of employment under the various circumstances outlined above. Other than for Mr. Leddy, who ceased serving as a named executive officer in February 2017, the amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2017. For Mr. Leddy, actual amounts paid to him in connection with his separation are described below in the narrative immediately following this table. Potential payments to each of Messrs. Priest, Hnat, St. George and Chatkewitz upon the termination of their employment or upon a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan, the 2002 Stock Incentive Plan and 2011 Incentive Compensation Plan. Messrs. Priest, Hnat, St. George and Chatkewitz do not have an employment agreement with the Company. Values for restricted stock unit grants are based on our common stock closing price of $22.34 on the NASDAQ Global Select Market on December 29, 2017. The table below does not include amounts to which the named executive officers would be entitled that are already described in the other compensation tables appearing earlier in this proxy statement, including the value of equity awards that have already vested. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

POTENTIAL POST-EMPLOYMENT COMPENSATION

	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Bonus(2)	Continued or Accelerated Vesting of RSUs ($)	Continued or Accelerated Vesting of PSUs ($)	All Other Compensation ($)	Estimated Tax Gross-Up ($)(3)	Total ($)
Robin Hayes
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,126,250	347,900	1,337,675	-	219,458		3,031,283
Termination for reasons of Death or Disability(5)		310,800	1,337,675	2,223,902			3,872,377
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	2,252,500	563,125	2,556,858	3,589,144	89,387		9,051,014
Stephen Priest
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	391,438	132,200	244,221	-	216,455		984,314
Termination for reasons of Death or Disability(5)			244,221	105,355	-		349,576
Termination for reasons of Retirement(6)					-
Qualifying Termination after Change of Control (double trigger)(7)	1,302,876	260,000	624,448	316,111	84,883	976,926	3,565,243
James Hnat
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	867,500	134,250	402,634	-	204,170		1,608,554
Termination for reasons of Death or Disability(5)			402,634	343,276			745,910
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	1,302,500	217,500	802,654	507,118	66,455		2,896,227
Martin St. George
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	817,500	126,400	370,710	-	219,222		1,533,832
Termination for reasons of Death or Disability(5)			370,710	343,276			713,986
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	1,227,500	205,000	710,546	507,118	89,033		2,739,197

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POTENTIAL POST-EMPLOYMENT COMPENSATION

	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Bonus(2)	Continued or Accelerated Vesting of RSUs ($)	Continued or Accelerated Vesting of PSUs ($)	All Other Compensation ($)	Estimated Tax Gross-Up ($)(3)	Total ($)
Alexander Chatkewitz
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	214,646	93,200	120,547	-	196,798		625,191
Termination for reasons of Death or Disability(5)			120,547	-			120,547
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	387,163	100,968	255,547		60,397		804,075
(1)	As of December 31, 2017, we had no contractual obligations to make any severance payments to our named executive officers, other than Mr. Hayes, under the terms of his employment agreement. Should any of the named executive officers be terminated without Cause or Good Reason, under our Severance Plan, and based on titles and years of service, the named executive officers would be entitled to the following salary continuation amounts: Messrs. Hayes, Hnat and St. George, two (2) years; Mr. Priest, one (1) year; and Mr. Chatkewitz, nine (9) months. Mr. Hayes’s written employment agreement provides that, if terminated by the Company, he would receive compensation as provided for in the Severance Plan.
(2)	As the assumed termination date for this table is December 31, 2017, the amounts listed do not reflect pro-ration. The Severance Plan provides for payment of an average annual bonus equal to the average of the last two annual bonuses. If termination were to occur for reasons of death or disability, the payment represents target annual bonus for the year in which termination occurs for Mr. Hayes only, as outlined in his employment agreement. Under a change in control scenario, the payment represents a target annual bonus for the year in which termination occurs, which is payable under the Executive Plan.
(3)	Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent payments received by the individuals exceed an amount approximating three times their average annual compensation, as discussed above under “Compensation Discussion and Analysis - Tax and Accounting Impact.” As discussed above under “Potential Payments upon Termination or Change In Control - Arrangements Governing a change in Control - Executive change of Control Plan” under our Executive Plan, we provide for tax “gross-up” payments to cover the cost of this excise tax.
(4)	As the assumed termination date for this table is December 31, 2017, the amounts listed do not reflect pro-ration. Under the terms of the Severance Plan, based on titles and years of service, the named executive officers would be entitled to the following salary continuation amounts: Messrs. Hayes, Hnat and St. George, two (2) years; Mr. Priest, one (1) year; and Mr. Chatkewitz, nine (9) months and a bonus equal to the average of the last two annual bonuses pro-rated by the number of months completed in the calendar year of termination. For RSU awards, each named executive officer would be entitled to the continued vesting of RSUs scheduled to vest within the next 11 months following the date of termination: 59,878 RSUs for Mr. Hayes, 10,934 RSUs for Mr. Priest, 18,023 RSUs for Mr. Hnat, 16,593 RSUs for Mr. St. George, and 5,396 RSUs for Mr. Chatkewitz, all valued for the purpose of this table at the closing stock price on the last fiscal day of 2017 under the 2011 Incentive Compensation Plan. All other compensation assumes (i) $40,000 in outplacement services ($30,000 for Mr. Chatkewitz); (ii) assumed value of lifetime flights for the named executive officers of $157,000 and (iii) COBRA coverage in the amount of $22,458 for Mr. Hayes, $19,445 for Mr. Priest, $7,170 for Mr. Hnat, $22,222 for Mr. St. George, and $9,798 for Mr. Chatkewitz.
(5)	Assumes pro-rated vesting in the event of a termination due to death or disability with a termination date of December 31, 2017. As of December 31, Mr. Hayes would already have been paid his full annual salary; however, he would be entitled to any other accrued compensation which would be his annual bonus related to performance year 2017. Pursuant to the respective RSU and PSU Award Agreement death or disability provisions, each of Messrs. Hayes, Hnat, Priest, St. George and Mr. Chatkewitz would receive pro-rated vesting of equity based on the Company’s performance metrics achieved through December 31, 2017: 114,452 RSUs and 160,660 PSUs for Mr. Hayes, 23,726 RSUs and 14,150 PSUs for Mr. Priest, 35,929 RSUs and 22,700 PSUs for Mr. Hnat, 31,805 RSUs and 22,700 PSUs for Mr. St. George, and 14,194 RSUs for Mr. Chatkewitz, valued using the closing stock price on the last fiscal day of 2017 under the 2011 Incentive Compensation Plan.
(6)	Assumes continued vesting in the event of a termination due to retirement with a termination date of December 31, 2017. There are no Named Executive Officers who are retirement eligible as of December 31, 2017.
(7)	Potential payments to each of Messrs. Hayes, Priest, Hnat, St. George, and Chatkewitz, upon a qualifying termination of their employment after a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan and 2011 Incentive Compensation Plan. None of Messrs. Priest, Hnat, St. George, or Chatkewitz have employment agreements with the Company. This table assumes accelerated vesting of all outstanding equity at the closing stock price on the last fiscal day of 2017: 114,452 RSUs and 160,660 PSUs for Mr. Hayes, 23,726 RSUs and 14,150 PSUs for Mr. Priest, 35,929 RSUs and 22,700 PSUs for Mr. Hnat, 31,805 RSUs and 22,700 PSUs for Mr. St. George, and 14,194 RSUs for Mr. Chatkewitz, per the Change in Control provisions under the 2011 Incentive Compensation Plan. Under the Executive Plan, Messrs. Hayes, Priest, Hnat, and St. George would be entitled to receive: (i) two (2) years of salary and two times (2x) his target bonus for the year in which termination of employment occurs and Mr. Chatkewitz would be entitled to receive one year of salary and one time (1x) his target bonus for the year; (ii) payment of his or her accrued but unused paid time off as of the date of termination; (iii) a pro-rated portion of his annual bonus for the year in which termination occurs, at the target level of achievement; (iv) payment for certain unreimbursed relocation expenses incurred by him (if any); and (v) reimbursement for all costs incurred in procuring health and dental care coverage for the named executive officer and his eligible dependents under COBRA for 18 months. During the reimbursement period, if an eligible employee were to become covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the aforementioned COBRA reimbursement payments would be eliminated. All other compensation assumes (i) $40,000 in outplacement services ($30,000 for Mr. Chatkewitz); (ii) assumed value flight benefits for 2 years for each of the named executive officers of $15,700; and (iii) COBRA coverage in the amount of $33,687 for Mr. Hayes, $29,183 for Mr. Priest, $10,755 for Mr. Hnat, $33,333 for Mr. St. George, and $14,697 for Mr. Chatkewitz.

In 2013, JetBlue adopted a policy that affirmatively states that JetBlue Airways Corporation, going forward, will not make or promise to make to its senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to management employees generally, other than any tax gross up payments pursuant to existing contractual obligations or the terms of any compensation or benefit plan currently in effect. For this purpose, a “gross up” would be defined as any payment to or on behalf of a senior executive the amount of which is calculated by reference to his or her estimated tax liability.

Mr. Leddy resigned from JetBlue on March 1, 2017. In connection with his resignation, JetBlue and Mr. Leddy entered into an agreement under which Mr. Leddy continued to be employed by the Company through September 1, 2017 (the “Term”) as an Advisor at his then current annual salary rate of $378,500. The additional salary payments of $189,250 for his advisory service are reflected in the “All Other Compensation” column of the Summary Compensation table. Mr. Leddy’s equity continued to vest through September 1, 2017, becoming forfeited thereafter pursuant to the award agreements. Mr. Leddy received a lump sum payment of $351,812 at the end of the Term.

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PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

As required under the rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our estimated median employee:

●	the total annual compensation of our estimated median employee who was employed on December 31, 2017, was $53,188
●	the annual total compensation of our Chief Executive Officer was $3,671,789
●	based on this information, the ratio of the annual total compensation is reasonably estimated to be 64.7:1.

To identify the median employee, we used a consistently applied compensation measure (“CACM”) defined as the base pay of our employees as reflected in our payroll records (excluding overtime and other incentives) including salary, non-salary wages, disability, 401(k) match (as applicable), retirement contributions (as applicable), medical benefits and equity (as applicable). We performed our calculations as of December 31, 2017, which is our measurement date, because employee census and compensation information are readily available on that date. We annualized the total cash compensation paid to permanent employees who commenced work with us during 2017. No cost of living adjustments were applied. We excluded approximately 555 non-U.S. employees, as permitted under the de minimus exception to the rules. The countries from which the excluded employees come are: the Dominican Republic (113 crewmembers), Aruba and Curacao (5), Antigua and Barbuda (2), Bahamas (38), Barbados (3), Bermuda (3), Cayman Islands (1), Colombia (9), Costa Rica (5), Ecuador (2), Grenada (1), Haiti (5), Jamaica (5), Mexico (6), Peru (2), Puerto Rico (335), St. Croix (2) St. Lucia (2), St. Maarten (2), St. Thomas (2), Trinidad and Tobago (3) and Turks and Caicos (2). The total numbers of U.S. employees and non-U.S. employees were 22,726 and 555, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. Applying the CACM, we identified one employee as the median employee, calculating the total compensation of that employee as we calculate total compensation for our named executive officers in the Summary Compensation Table.

Our compensation practices and programs ensure compensation programs are fair and equitable and are aligned with our business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Compensation and Risk

Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these reviews, we believe that for the substantial majority of our crewmembers the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these crewmembers do not have the authority to take action on our behalf that could expose us to significant business risks.

In 2016, as part of its assessment, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to promote long-term growth of the Company, clawback policies, limiting the incentive to take excessive risk for short-term gains by imposing caps on annual bonuses, requiring compliance with our Code of Business Conduct and vesting the Compensation Committee with authority to exercise discretion to reduce payouts under our annual incentive bonus program.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, one Form 4 for Mr. Peterson and for Mr. Priest were inadvertently filed late due to administrative errors during the year ended December 31, 2017.

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OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters that may be presented for consideration at the annual meeting other than the items set forth in the notice of annual meeting above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2019 Annual Meeting

Pursuant to our Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at the meeting, who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the Bylaws about the stockholder and the proposed action). To be timely, the notice must not be received earlier than January 17, 2019 (120 days prior to May 17, 2019, the one year anniversary of the annual meeting), nor later than February 16, 2019 (90 days prior to May 17, 2019). The notice must contain the information required by our Bylaws. The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules. Pursuant to Rule 14a-8, stockholder proposals intended to be included in our proxy statement and voted on at our 2019 annual meeting must be received at our offices at Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, on or before December 5, 2018 (120 days prior to April 4, 2019, the one year anniversary of the 2018 proxy mailing).

In January 2018, the Board adopted revisions to our Bylaws, putting into place proxy access provisions. These provisions permit a stockholder, or a group of up to 20 stockholders owning 3% or more of the Company’s common stock for at least three years to nominate and include in the Company’s proxy materials for an annual stockholder meeting up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws. To be timely, the notice must not be received earlier than December 18, 2018 (150 days prior to May 17, 2019, the one year anniversary of the annual meeting), nor later than January 17, 2019 (120 days prior to May 17, 2019). The notice must contain the information required by our Bylaws.

A copy of our Bylaws is available upon request to: Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Annual Report to Stockholders

The 2017 Annual Report to Stockholders (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the notice of Internet availability of proxy materials, this proxy statement and our 2017 Annual Report to Stockholders are available at our website at www.jetblue.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www. proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be provided to stockholders without charge upon written request directed to our General Counsel, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The Company’s copying costs will be charged if exhibits to the 2017 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

By Order of the Board of Directors,

James G. Hnat

General Counsel

and Corporate Secretary

April 4, 2018

Long Island City, New York

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APPENDIX A

REGULATION G RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

We sometimes use non-GAAP measures that are derived from our consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with U.S. GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies.

Operating Expenses per Available Seat Mile, excluding fuel

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. Our CASM for 2017 through 2013 are summarized in the table below. We exclude aircraft fuel and related taxes, and operating expenses related to other non-airline expenses, such as JetBlue Technology Ventures, from operating expenses to determine CASM ex-fuel. We believe that CASM ex-fuel provides investors with the ability to measure financial performance excluding items beyond our control, such as fuel costs which are subject to many economic and political factors beyond our control, or not related to the generation of an available seat mile, such as operating expense related to other non-airline expenses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

Reconciliation of Operating expense per ASM, excluding fuel
	2017		2016		2015		2014		2013
(in millions; per ASM data in cents)	$ per ASM		$ per ASM		$ per ASM		$ per ASM		$ per ASM
Total operating expenses	$6,015	10.74	$5,320	9.92	$5,200	10.56	$5,302	11.78	$5,013	11.71
Less:
Aircraft fuel and related taxes	1,363	2.43	1,074	2.00	1,348	2.74	1,912	4.25	1,899	4.43
Other non-airline expenses	4	0.01	1	-	-	-	-	-	-	-
Operating expenses, excluding fuel	$4,648	8.30	$4,245	7.92	$3,852	7.82	$3,390	7.53	$3,114	7.28

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Return on Invested Capital

Return on invested capital, or ROIC, is an important financial metric which we believe provides meaningful information as to how well we generate returns relative to the capital invested in our business. During 2017, our ROIC was 10.3%, down from 14.3% in 2016, primarily due to fuel prices. We are committed to taking appropriate actions which will allow us to produce returns greater than our cost of capital while adding capacity and continuing to grow.

We believe this non-GAAP measure provides a meaningful comparison of our results to the airline industry and our prior year results. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP.

Reconciliation of Return on Invested Capital (Non-GAAP)
	Twelve Months Ended December 31,
(in millions, except as otherwise noted)	2017	2016
Numerator
Operating Income	$1,000	$1,312
Add: Interest income (expense) and other	6	7
Add: Interest component of capitalized aircraft rent(1)	53	58
Subtotal	1,059	1,377
Less: Income tax expense impact	395	520
Operating Income After Tax, Adjusted	$664	$857

Denominator
Average Stockholders’ equity	$4,424	$3,611
Average total debt	1,291	1,606
Capitalized aircraft rent(1)	702	771
Invested Capital	$6,417	$5,988

Return on Invested Capital	10.3%	14.3%
(1) Capitalized Aircraft Rent
Aircraft rent, as reported	$100	$110
Capitalized aircraft rent (7 * aircraft rent)(2)	702	771
Interest component of capitalized aircraft rent (Imputed interest at 7.5%)	53	58
(2)	In determining the Invested Capital component of ROIC we include a non-GAAP adjustment for aircraft operating leases, as operating lease obligations are not reflected on our balance sheets but do represent a significant financing obligation. In making the adjustment we used a multiple of seven times our aircraft rent as this is the multiple which is routinely used within the airline community to represent the financing component of aircraft operating lease obligations.

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Designed & published by labrador-company.com

JETBLUE AIRWAYS CORPORATION 27-01 QUEENS PLAZA NORTH LONG ISLAND CITY, NY 11101 ATTN: INVESTOR RELATIONS

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/jblu2018

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by JetBlue in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E41398-P05753	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each nominee listed in the following proposal:

1.	To elect nine directors nominated by the Board of Directors to serve until the 2019 annual meeting of stockholders:		For	Against	Abstain

	1a.	Peter Boneparth	☐	☐	☐

	1b.	Virginia Gambale	☐	☐	☐

	1c.	Stephan Gemkow	☐	☐	☐

	1d.	Robin Hayes	☐	☐	☐

	1e.	Ellen Jewett	☐	☐	☐

	1f.	Stanley McChrystal	☐	☐	☐

	1g.	Joel Peterson	☐	☐	☐

	1h.	Frank Sica	☐	☐	☐

	1i.	Thomas Winkelmann	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting and any postponement(s) or adjournment(s) thereof.

NOTE: Certification: Pursuant to federal law and JetBlue’s Certificate of Incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this proxy have been registered on the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2018 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2018

10:00 a.m. EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice and Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

E41399-P05753

JETBLUE AIRWAYS CORPORATION Annual Meeting of Stockholders May 17, 2018 10:00 a.m. EDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Hnat and Alexander Chatkewitz, together and separate, as proxies, each with power of substitution, to vote and act at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/jblu2018 at 10:00 a.m. EDT on May 17, 2018, and at any adjournments or postponements thereof, upon and with respect to the number of shares of Common Stock of the JetBlue Airways Corporation as to which the undersigned may be entitled to vote or act in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the matters listed on the reverse side as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted “FOR” each of the nominees for director, “FOR” proposals 2 and 3 and in the discretion of the named proxies as to any other matter that may properly come before this meeting or any adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

Thank you for your vote.